UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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LAM RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 29, 2016

Dear Lam Research Stockholders,

We cordially invite you to attend, in person or by proxy, the Lam Research Corporation 2016 Annual Meeting of Stockholders. The annual meeting will be held on Wednesday, November 9, 2016, at 9:30 a.m. Pacific Standard Time in the Building CA1 Auditorium at the principal executive offices of Lam Research Corporation, which is located at 4650 Cushing Parkway, Fremont, California 94538.

At this year’s annual meeting, stockholders will be asked to elect the nine nominees named in the attached proxy statement as directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified; to elect the two additional nominees named in the attached proxy statement in connection with the acquisition of KLA-Tencor Corporation as directors, subject to and contingent upon the acquisition being consummated prior to the 2016 annual meeting of stockholders, to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified; to cast an advisory vote to approve the compensation of our named executive officers, or “Say on Pay”; and to ratify the appointment of the independent registered public accounting firm for fiscal year 2017. The Board of Directors recommends that you vote in favor of all four proposals. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our current outlook.

Please refer to the proxy statement for detailed information about the annual meeting and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote by the internet, phone or mail even if you plan to attend the meeting in person.

Sincerely yours,

Lam Research Corporation

Stephen G. Newberry

Chairman of the Board

Notice of 2016 Annual Meeting of Stockholders

4650 Cushing Parkway

Fremont, California 94538

Telephone: 510-572-0200

Date and Time	Wednesday, November 9, 2016
9:30 a.m. Pacific Standard Time

Place	Lam Research Corporation
Building CA1 Auditorium
4650 Cushing Parkway
Fremont, California 94538

Items of Business

1.	Election of nine directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified
2.	Election of two additional directors in connection with the acquisition of KLA-Tencor Corporation (“KLA-Tencor”), subject to and contingent upon the acquisition being consummated prior to the 2016 annual meeting of stockholders, to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified
3.	Advisory vote to approve the compensation of our named executive officers, or “Say on Pay”
4.	Ratification of the appointment of independent registered public accounting firm for fiscal year 2017
5.	Transact such other business that may properly come before the annual meeting (including any adjournment or postponement thereof)

Record Date

Only stockholders of record at the close of business on September 13, 2016, the “Record Date,” are entitled to notice of and to vote at the annual meeting.

Voting

Please vote as soon as possible, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: by the internet, phone or mail. The proxy statement and the accompanying proxy card provide detailed voting instructions.

Internet Availability of Proxy Materials

Our Notice of 2016 Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders are available on the Lam Research website at http://investor.lamresearch.com and at www.proxyvote.com.

By Order of the Board of Directors

Sarah A. O’Dowd

Secretary

This proxy statement is first being made available and/or mailed to our stockholders on or about September 29, 2016.

LAM RESEARCH CORPORATION

Proxy Statement for 2016 Annual Meeting of Stockholders

Proxy Statement Summary	1
Figure 1. Proposals and Voting Recommendations	1
Figure 2. Summary Information Regarding Director Nominees	1
Figure 3. Corporate Governance Highlights	2
Figure 4. Executive Compensation Highlights	3

Stock Ownership	4
Security Ownership of Certain Beneficial Owners and Management	4
Section 16(a) Beneficial Ownership Reporting Compliance	6

Governance Matters	7
Corporate Governance	7
Corporate Governance Policies	7
Board Nomination Policies and Procedures	7
Director Independence Policies	8
Leadership Structure of the Board	9
Other Governance Practices	9
Meeting Attendance	10
Board Committees	10
Board’s Role in Risk Oversight	11
Director Compensation	11

Compensation Matters	14
Executive Compensation and Other Information	14
Compensation Discussion and Analysis	14
I. Overview of Executive Compensation	14
II. Executive Compensation Governance and Procedures	17
III. Primary Components of Named Executive Officer Compensation; Calendar Year 2015 Compensation Payouts; Calendar Year 2016 Compensation Targets and Metrics	19
IV. Tax and Accounting Considerations	27
Compensation Committee Report	28
Compensation Committee Interlocks and Insider Participation	28
Executive Compensation Tables	29
Securities Authorized for Issuance under Equity Compensation Plans	38

Audit Matters	40
Audit Committee Report	40
Relationship with Independent Registered Public Accounting Firm	40
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	40
Fees Billed by EY	41
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	42
Certain Relationships and Related Party Transactions	42

Voting Proposals	43
Proposal No. 1: Election of Existing Directors	43
2016 Nominees for Director	44
Proposal No. 2: Election of Additional Directors	51
2016 Nominees for Director	52
Proposal No. 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers, or “Say on Pay”	54
Proposal No. 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2017	54
Other Voting Matters	55

Voting and Meeting Information	56
Information Concerning Solicitation and Voting	56
Other Meeting Information	57

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at the annual meeting we call your attention to the following information about the proposals and voting recommendations, the Company’s director nominees and highlights of the Company’s corporate governance, and executive compensation. The following description is only a summary. For more complete information about these topics please review the complete proxy statement.

We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation.

Figure 1. Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal 1 – Election of Nine Nominees Named Herein as Directors	FOR each nominee
Proposal 2 – Election of Two Additional Nominees Named Herein, Subject to and Contingent Upon the Acquisition of KLA-Tencor Corporation (“KLA-Tencor”) Being Consummated Prior to the 2016 Annual Meeting of Stockholders, as Directors	FOR each nominee
Proposal 3 – Advisory Vote to Approve the Compensation of Our Named Executive Officers, or “Say on Pay”	FOR
Proposal 4 – Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2017	FOR

Figure 2. Summary Information Regarding Director Nominees

You are being asked to vote on the election of the nine director nominees listed in the table below under the heading “Existing Director Nominees” and, subject to and contingent upon the acquisition of KLA-Tencor being consummated prior to this year’s annual meeting of stockholders, the two additional director nominees listed under the subsequent heading “Additional Director Nominees.” The following table provides summary information about each director nominee as of September 13, 2016, and their biographical information is contained in the “Voting Proposals – Proposal No. 1: Election of Existing Directors – 2016 Nominees for Director” and “Voting Proposals – Proposal No. 2: Election of Additional Directors – 2016 Nominees for Director” sections below.

	Director			Committee Membership			Other Current Public Boards
Name	Age	Since	Independent (1)	AC	CC	NGC
Existing Director Nominees
Martin B. Anstice	49	2012	No
Eric K. Brandt	54	2010	Yes	C/FE			Yahoo!, Dentsply Sirona
Michael R. Cannon	63	2011	Yes	M		M	Seagate Technology, Dialog Semiconductor
Youssef A. El-Mansy	71	2012	Yes		M
Christine A. Heckart	50	2011	Yes	M
Catherine P. Lego	59	2006	Yes		C	M	Fairchild Semiconductor, IPG Photonics
Stephen G. Newberry	62	2005	No				Splunk
Abhijit Y. Talwalkar	52	2011	Yes (Lead Independent Director)		M	C
Lih Shyng (Rick L.) Tsai	65	2016	Yes				NXP Semiconductors, Chunghwa Telecom
Additional Director Nominees (2)
John T. Dickson	70	– (2)	Yes				QLogic
Gary B. Moore	67	– (2)	Yes				Finjan Holdings

(1) Independence determined based on Nasdaq rules.	(2) Currently members of KLA-Tencor board of directors
AC – Audit committee	C – Chairperson
CC – Compensation committee	M – Member
NGC – Nominating and governance committee	FE – Audit committee financial expert (as determined based on SEC rules)

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Lam Research Corporation 2016 Proxy Statement	1

Figure 3. Corporate Governance Highlights

Board and Other Governance Information(1)	As of September 13, 2016
Size of Board as Nominated	9	(2)
Average Age of Director Nominees	58.3	(3)
Average Tenure of Director Nominees	5.96	(4)
Number of Independent Nominated Directors	7	(5)
Number of Nominated Directors Who Attended <75% of Meetings	0
Number of Nominated Directors on More Than Four Public Company Boards	0	(6)
Directors Subject to Stock Ownership Guidelines	Yes
Annual Election of Directors	Yes
Voting Standard	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chairman and Chief Executive Officer (“CEO”)	Yes
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Board (Including Individual Director) and Committee Self-Evaluations	Yes
Annual Independent Director Evaluation of CEO	Yes
Risk Oversight by Full Board and Committees	Yes
Commitment to Board Refreshment and Diversity	Yes
Robust Director Nomination Process	Yes
Board Orientation/Education Program	Yes
Code of Ethics Applicable to Directors	Yes
Stockholder Ability to Act by Written Consent	Yes
Poison Pill	No
Publication of Corporate Social Responsibility Report on Our Website	Yes

(1)	The table reflects board information relating to the nine director nominees in proposal number one. Corresponding information adjusted for the two additional director nominees from the KLA-Tencor board in proposal number two is reflected in any related footnotes.

(2)	The size of the board as nominated is 11 if adjusted for the two additional nominees from the KLA-Tencor board in proposal number two. See “Voting Proposals – Proposal No. 1: Election of Existing Directors –Board Size” for additional information regarding the board size.

(3)	The average age of the director nominees is 60.2 if adjusted for the two additional nominees from the KLA-Tencor board in proposal number two.

(4)	The average tenure of the director nominees is 4.87 if adjusted for the two additional nominees from the KLA-Tencor board in proposal number two.

(5)	The number of independent nominated directors is nine if adjusted for the two additional nominees from the KLA-Tencor board in proposal number two.

(6)	The number of nominated directors on more than four public company boards is still zero if adjusted for the two additional nominees from the KLA-Tencor board in proposal number two.

Figure 4. Executive Compensation Highlights

What We Do
Pay for Performance (Pages 14-16, 20-22, 23-25) – Our executive compensation program is designed to pay for performance with 100% of the short-term incentive program tied to company financial, strategic and operational performance metrics, 50% of the long-term incentive program tied to total shareholder return, or “TSR,” performance, and 50% of the long-term incentive program awarded in stock options and service-based restricted stock units, or “RSUs.”
Three-Year Performance Period for Our 2016 Long-Term Incentive Program (Pages 23-25) – Our current long-term incentive program is designed to pay for performance over a period of three years.
Absolute and Relative Performance Metrics (Pages 20-22, 23-25) – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.
Balance of Annual and Long-Term Incentives – Our incentive programs provide a balance of annual and longer-term incentives.
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 20-22, 23-25) – Our annual and long-term incentive programs use different performance metrics.
Capped Amounts (Pages 20, 24-25) – Amounts that can be earned under the annual and long-term incentive programs are capped.
Compensation Recovery/Clawback Policy (Page 17) – We have a policy in which we can recover the excess amount of cash incentive-based compensation granted and paid to our officers who are covered by section 16 of the Exchange Act.
Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval (excluding adjustments due to specified corporate transactions and changes in capitalization).
Hedging and Pledging Policy (Page 7) – We have a policy applicable to our executive officers and directors that prohibits pledging and hedging.
Stock Ownership Guidelines (Page 17) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our NEOs has met his or her individual ownership level under the current program or has a period of time remaining under the guidelines to do so.
Independent Compensation Advisor (Page 18) – The compensation committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.
Stockholder Engagement – We engage with stockholders and stockholder advisory firms to obtain feedback concerning our compensation program.
What We Don’t Do
Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 27-30, 35-36) – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits or upon a change in control.(1)
Single-Trigger Change in Control Provisions (Pages 26, 35-36) – None of our executive officers has single-trigger change in control agreements.

(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits that are widely available to all of our employees.

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Lam Research Corporation 2016 Proxy Statement	3

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of shares of Lam common stock by: (i) each person or entity who we believe based on our review of filings made with the United States Securities and Exchange Commission, or the “SEC,” beneficially owned as of September 13, 2016, more than 5% of Lam’s common stock on the date set forth below; (ii) each current director of the Company; (iii) each director nominee identified in proposal number two, (iv) each NEO identified below in the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” section; and (v) all current directors, additional nominees identified in proposal number two and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 13, 2016, which is the Record Date for the 2016 annual meeting and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 161,264,422 as the number of shares of Lam common stock outstanding on September 13, 2016.

Figure 5. Beneficial Ownership Table

Name of Person or Identity of Group	Shares Beneficially Owned (#)(1)		Percentage of Class
5% Stockholders
JPMorgan Chase & Co. 270 Park Avenue New York, NY 10017	15,777,361	(2)	9.8%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	13,678,637	(3)	8.5%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	10,331,709	(4)	6.4%
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474	8,023,367	(5)	5.0%
Directors
Martin B. Anstice (also a Named Executive Officer)	134,363		*
Eric K. Brandt	24,430		*
Michael R. Cannon	20,730		*
Youssef A. El-Mansy	22,333		*
Christine A. Heckart	15,230		*
Catherine P. Lego	46,238		*
Stephen G. Newberry	32,840		*
Krishna C. Saraswat	23,896		*
Abhijit Y. Talwalkar	21,330		*
Lih Shyng (Rick L.) Tsai	—		*
Additional Director Nominees
John T. Dickson	—		*
Gary B. Moore	—		*
Named Executive Officers (“NEOs”)
Timothy M. Archer	183,185	(6)	*
Douglas R. Bettinger	46,716		*
Richard A. Gottscho	104,120		*
Sarah A. O’Dowd	69,808		*
All current directors, additional director nominees and executive officers as a group (16 people)	745,219	(6)	*

*	Less than 1%

(1)	Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 13, 2016, as well as restricted stock units, or “RSUs,” that will vest within that time period, as follows:

Shares
Martin B. Anstice	39,765
Eric K. Brandt	2,600
Michael R. Cannon	2,600
John T. Dickson	—
Youssef A. El-Mansy	2,600
Christine A. Heckart	2,600
Catherine P. Lego	2,600
Gary B. Moore	—
Stephen G. Newberry	2,600
Krishna C. Saraswat	2,600
Abhijit Y. Talwalkar	2,600
Lih Shyng (Rick L.) Tsai	—
Timothy M. Archer	117,926
Douglas R. Bettinger	15,172
Richard A. Gottscho	57,144
Sarah A. O’Dowd	32,539
All current directors, additional director nominees and executive officers as a group (16 people)	283,346

The terms of any outstanding stock options that are now exercisable are reflected in “Figure 31. FYE2016 Outstanding Equity Awards” below.

As discussed in “Governance Matters – Director Compensation” below, the non-employee directors receive an annual equity grant as part of their compensation. These grants generally vest on October 31, 2016, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2015, Drs. El-Mansy and Saraswat; Messrs. Brandt, Cannon, Newberry and Talwalkar; and Mses. Heckart and Lego each received grants of 2,600 RSUs. These RSUs are included in the tables above. As of September 13, 2016, Dr. Tsai had not yet been granted an annual equity award and Messrs. Dickson and Moore had not yet been appointed to the board of the Company. In accordance with the Company’s non-employee director compensation program, Dr. Tsai will receive a pro-rated equity award (25% of the $200,000 targeted grant date value, with the number of RSUs determined in the same manner as an annual equity award) on the first Friday following his first attended board meeting (or, if the designated date falls within a blackout window under applicable Company policies, on the first following business day such grant is permissible under those policies).

(2)	All information regarding JPMorgan Chase & Co., or “JPMorgan Chase,” is based solely on information disclosed in amendment number eight to Schedule 13G filed by JPMorgan Chase with the SEC on September 8, 2016 as a parent holding company on behalf of JPMorgan Chase and its wholly-owned subsidiaries: JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; J.P. Morgan Trust Company of Delaware; J.P. Morgan Securities LLC; J.P. Morgan International Bank Limited; J.P. Morgan (Suisse) SA; JPMorgan Asset Management (Canada) Inc.; JF Asset Management Limited; and JPMorgan Asset Management (UK) Limited. According to the Schedule 13G/A filing, of the 15,777,361 shares (including 503,855 shares it has a right to acquire) of Lam common stock reported as beneficially owned by JPMorgan Chase as of August 31, 2016, JPMorgan Chase had sole voting power with respect to 13,067,274 shares, had shared voting power with respect to 275,284 shares, had sole dispositive power with respect to 15,604,822 shares and shared dispositive power with respect to 171,638 shares of Lam common stock reported as beneficially owned by JPMorgan Chase as of that date.

(3)	All information regarding The Vanguard Group, Inc., or “Vanguard,” is based solely on information disclosed in amendment number three to Schedule 13G filed by Vanguard with the SEC on February 10, 2016. According to the Schedule 13G filing, of the 13,678,637 shares of Lam common stock reported as beneficially owned by Vanguard as of December 31, 2015, Vanguard had sole voting power with respect to 291,853 shares, had shared voting power with respect to any other 15,900 shares, had sole dispositive power with respect to 13,365,084 shares and shared dispositive power with respect to 313,553 shares of Lam common stock reported as beneficially owned by Vanguard as of that date. The 13,678,637 shares of Lam common stock reported as beneficially owned by Vanguard include 247,553 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, as a result of it serving as investment manager of collective trust accounts, and 110,300 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of it serving as investment manager of Australian investment offerings.

(4)

All information regarding BlackRock Inc., or “BlackRock,” is based solely on information disclosed in amendment number eight to Schedule 13G filed by BlackRock with the SEC on February 10, 2016 on behalf of BlackRock and its subsidiaries: BlackRock (Channel Islands) Ltd; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Deutschland AG; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. According to the Schedule 13G filing, of the 10,331,709 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2015, BlackRock had sole voting power with

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Lam Research Corporation 2016 Proxy Statement	5

respect to 8,837,695 shares, did not have shared voting power with respect to any other shares, had sole dispositive power with respect to 10,331,709 shares and did not have shared dispositive power with respect to any other shares of Lam common stock reported as beneficially owned by BlackRock as of that date.

(5)	All information regarding Ameriprise Financial, Inc., or “Ameriprise,” is based solely on information disclosed in amendment number three to Schedule 13G filed by Ameriprise with the SEC on February 12, 2016. According to the Schedule 13G filing, of the 8,023,367 shares of Lam common stock reported as beneficially owned by Ameriprise as of December 31, 2015, Ameriprise did not have sole voting power with respect to any shares, and had shared voting power with respect to 7,995,033 shares, did not have sole dispositive power with respect to any other shares and shared dispositive power with respect to 8,023,367 shares of Lam common stock reported as beneficially owned by Ameriprise as of that date. According to the Schedule 13G filing, Ameriprise, as the parent company of Columbia Management Investment Advisers, LLC, or “Columbia,” may be deemed to have, but disclaims, beneficial ownership of the shares reported by Columbia in the Schedule 13G filing.

(6)	Includes 4,353 shares of common stock held indirectly in a 401(k) plan and 514 shares of common stock held by Mr. Archer’s spouse in her 401(k) plan over which he may be deemed to have beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and people who own more than 10% of a registered class of our equity securities to file an initial report of ownership (on a Form 3) and reports on subsequent changes in ownership (on Forms 4 or 5) with the SEC by specified due dates. Our executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish us with copies of all section 16(a) forms they file. We are required to disclose in this proxy statement any failure to file any of these reports on a timely basis. Based solely on our review of the copies of the forms that we received from the filers, and on written representations from certain reporting persons, we believe that all of these requirements were satisfied during fiscal year 2016.

Governance Matters

Corporate Governance

Our board of directors and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the Nasdaq Global Select Market, or “Nasdaq;” published guidelines and recommendations of proxy advisory firms; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.

Corporate Governance Policies

We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:

Board committee charters. Each of the board’s audit, compensation and nominating and governance committees has a written charter adopted by the board that establishes practices and procedures for the committee in accordance with applicable corporate governance rules and regulations. Each committee reviews its charter annually and recommends changes to the board, as appropriate. Each committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm. The content on any website referred to in this proxy statement is not a part of or incorporated by reference in this proxy statement unless expressly noted. Also refer to “Board Committees” below, for additional information regarding these board committees.

Corporate governance guidelines. We adhere to written corporate governance guidelines, adopted by the board and reviewed annually by the nominating and governance committee and the board. Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies” and “Other Governance Practices” sections below. The corporate governance guidelines are available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

Corporate code of ethics. We maintain a code of ethics that applies to all employees, officers, and members of the board. The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our website, to the extent permitted by applicable laws. A copy of the code of ethics is available on the investors’ page of our website at http://investor.lamresearch.com/corporate-governance.cfm.

Global standards of business conduct policy. We maintain written standards of appropriate conduct in a variety of business situations that apply to our worldwide workforce. Among other things, these global standards of business conduct address relationships with one another, relationships with Lam (including conflicts of interest, safeguarding of Company assets and protection of confidential information) and relationships with other companies and stakeholders (including anti-corruption).

Insider trading policy. Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting hedges and pledges of Company stock.

Board Nomination Policies and Procedures

Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for assessing the appropriate balance of experience, skills and characteristics required for the board and for recommending director nominees to the independent directors.

The guidelines direct the committee to consider all factors it considers appropriate. The committee need not consider all of the same factors for every candidate. Factors to be considered may include, but are not limited to: experience; business acumen; wisdom; integrity; judgment; the ability to make independent analytical inquiries; the ability to understand the Company’s business environment; the candidate’s willingness and ability to devote adequate time to board duties; specific skills, background or experience considered necessary or desirable for board or committee service; specific experiences with other businesses or

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Lam Research Corporation 2016 Proxy Statement	7

organizations that may be relevant to the Company or its industry; diversity with respect to any attribute(s) the board considers appropriate, including geographic, gender, age and ethnic diversity; and the interplay of a candidate’s experiences and skills with those of other board members.

The board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, diversity and skills on the board. The board believes that new perspectives and ideas are important to a forward-looking and strategic board as is the ability to benefit from the valuable experience and familiarity of longer-serving directors.

Prior to recommending that an incumbent non-employee director be nominated for reelection to the board, the committee reviews the experiences, skills and qualifications of the directors to assess the continuing relevance of the directors’ experiences, skills and qualifications to those considered necessary or desirable for the board at that time. Board members may not serve on more than four boards of public companies (including service on the Company’s board).

To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (i) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (ii) the board’s acceptance of such resignation. In addition, no director, after having attained the age of 75 years, may be nominated for re-election or reappointment to the board.

Nomination procedure. The nominating and governance committee identifies, screens, evaluates and recommends qualified candidates for appointment or election to the board based on the board’s needs and desires at that time as developed through their self-evaluation process. The committee considers recommendations from a variety of sources, including search firms, board members, executive officers and stockholders. Nominations for election by the stockholders are made by the independent members of the board. See “Voting Proposals – Proposal No. 1: Election of Existing Directors – 2016 Nominees for Director” and “Voting Proposals – Proposal No. 2: Election of Additional Directors – 2016 Nominees for Director” below for additional information regarding the 2016 candidates for election to the board.

Certain provisions of our bylaws apply to the nomination or recommendation of candidates by a stockholder. Information regarding the nomination procedure is provided in the “Voting and Meeting Information – Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2017 Annual Meeting” section below.

Director Independence Policies

Board independence requirements. Our corporate governance guidelines require that at least a majority of the board members be independent. No director will qualify as “independent” unless the board affirmatively determines that the director qualifies as independent under the Nasdaq rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full board following such approval).

Board member independence. The board has determined that all current directors, other than Messrs. Anstice and Newberry, are independent in accordance with Nasdaq criteria for director independence.

Board committee independence. All members of the board’s audit, compensation, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable Nasdaq criteria as well as, in the case of the compensation committee, applicable rules under section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” and Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” See “Board Committees” below for additional information regarding these board committees.

Lead independent director. Our corporate governance guidelines authorize the board to designate a lead independent director from among the independent board members. Mr. Talwalkar was appointed the lead independent director, effective August 27, 2015, succeeding Grant Inman, who retired in 2015. See “Leadership Structure of the Board” below for information regarding the responsibilities of the lead independent director.

Executive sessions of independent directors. The board and its audit, compensation, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the board or committee, as applicable.

Board access to independent advisors. The board as a whole, and each of the board standing committees separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.

Board education program. Our corporate governance guidelines provide that directors are expected to participate in educational events sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educational opportunities that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational content to be incorporated into regular board and committee meetings as well as on a quarterly basis presented by board and/or committee advisors and counsel independent of any content at regular board and committee meetings.

Leadership Structure of the Board

The current leadership structure of the board consists of a chairman and a lead independent director. The chairman, Mr. Newberry, served as chief executive officer of the Company from June 2005 to January 2012. The board believes that this is the appropriate board leadership structure at this time. Lam and its stockholders benefit from having Mr. Newberry as its chairman, as he brings to bear his experience as CEO as well as his other qualifications in carrying out his responsibilities as chairman, which include (i) preparing the agenda for the board meetings with input from the CEO, the board and the committee chairs; (ii) upon invitation, attending meetings of any of the board committees on which he is not a member; (iii) conveying to the CEO, together with the chair of the compensation committee, the results of the CEO’s performance evaluation; (iv) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the board or any of the board committees, to evaluate each proposal and making recommendations to the board regarding action to be taken in response to such proposal; (v) performing such duties as the board may reasonably assign at the request of the CEO; (vi) performing such other duties as the board may reasonably request from time to time; and (vii) providing reports to the board on the chairman’s activities under his agreement. The Company and its stockholders also benefit from having a lead independent director to provide independent board leadership. The lead independent director is responsible for coordinating the activities of the independent directors; consulting with the chairman regarding matters such as schedules of and agendas for board meetings; the quality, quantity and timeliness of the flow of information from management; the retention of consultants who report directly to the board; and developing the agenda for and moderating executive sessions of the board’s independent directors.

Other Governance Practices

In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:

Board and committee assessments. At least once every two years, the board conducts a self-evaluation of the board, its committees, and the individual directors, overseen by the nominating and governance committee.

Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit his or her resignation as a director to the board if the director ceases to be an executive officer of the Company. The board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from his or her executive position at another company. The nominating and governance committee reviews the appropriateness of the director’s continuing board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.

Director and executive stock ownership. Under the corporate governance guidelines, each director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 5,000 shares of Lam common stock, by the fifth anniversary of his or her initial election to the board. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2016 or have a period of time remaining under the program to do so.

Communications with board members. Any stockholder who wishes to communicate directly with the board of directors, with any board committee or with any individual director regarding the Company may write to the board, the committee or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. The secretary will forward all such communications to the appropriate director(s).

Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by phone (855-208-8578) or internet (through the Company’s third party provider web site at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or

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Lam Research Corporation 2015 Proxy Statement	9

concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and permitted under applicable law).

Meeting Attendance

All of the directors attended at least 75% of the aggregate number of board meetings and meetings of board committees on which they served during their board tenure in fiscal year 2016. Our board of directors held a total of 13 meetings during fiscal year 2016.

We expect our directors to attend the annual meeting of stockholders each year. All individuals who were directors as of the 2015 annual meeting of stockholders attended the 2015 annual meeting of stockholders.

Board Committees

The board of directors has three standing committees: an audit committee, a compensation committee, and a nominating and governance committee. The purpose, membership and charter of each are described below.

Figure 6. Committee Membership

Current Committee Memberships
Name	Audit	Compensation	Nominating and Governance
Eric K. Brandt	Chair
Michael R. Cannon	x		x
Youssef A. El-Mansy		x
Christine A. Heckart	x (1)
Catherine P. Lego		Chair (2)	x
Abhijit Y. Talwalkar		x (3)	Chair (4)
Total Number of Meetings Held in FY2016	8	5	6

(1)	Ms. Heckart was appointed as a member of the audit committee effective August 27, 2015. Until that time, she served as a member of the compensation committee.

(2)	Ms. Lego was appointed as chair of the compensation committee effective August 27, 2015. Until that time, she served as a member of the audit committee.

(3)	Mr. Talwalkar served as chair of the compensation committee through August 26, 2015, remaining thereafter as a member of the committee.

(4)	Mr. Talwalkar was appointed as a member of the nominating and governance committee effective May 14, 2015 and as chair of the nominating and governance committee effective August 27, 2015.

Audit committee. The purpose of the audit committee is to oversee the Company’s accounting and financial reporting processes and the audits of our financial statements, including the system of internal controls. As part of its responsibilities, the audit committee reviews and oversees the potential conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC and any other transaction involving an executive or board member. A copy of the audit committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

The board concluded that all audit committee members are non-employee directors who are independent in accordance with the Nasdaq listing standards and SEC rules for audit committee member independence and that each audit committee member is able to read and understand fundamental financial statements as required by the Nasdaq listing standards. The board also determined that Mr. Brandt, the chair of the committee, is an “audit committee financial expert” as defined in the SEC rules.

Compensation committee. The purpose of the compensation committee is to discharge certain responsibilities of the board relating to executive compensation; to oversee incentive, equity-based plans and other compensatory plans in which the Company’s executive officers and/or directors participate; and to produce an annual report on executive compensation for inclusion as required in the Company’s annual proxy statement. The compensation committee is authorized to perform the responsibilities of the committee referenced above and described in the charter. A copy of the compensation committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

The board concluded that all members of the compensation committee are non-employee directors who are independent in accordance with Rule 16b-3 of the Exchange Act and the Nasdaq criteria for director and compensation committee member independence and who are outside directors for purposes of section 162(m) of the Code.

Nominating and governance committee. The purpose of the nominating and governance committee is to identify individuals qualified to serve as members of the board of the Company, to recommend nominees for election as directors of the Company, to oversee self-evaluations of the board’s performance, to develop and recommend corporate governance guidelines to the board, and to provide oversight with respect to corporate governance. A copy of the nominating and governance committee charter is available on the investors’ page of our web site at http://investor.lamresearch.com/corporate-governance.cfm.

The board concluded that all nominating and governance committee members are non-employee directors who are independent in accordance with the Nasdaq criteria for director independence.

The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and other procedures described below under “Voting and Meeting Information –

Other Meeting Information – Stockholder-Initiated Proposals and Nominations for 2017 Annual Meeting.” Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as is applied to candidates identified by the nominating and governance committee or other sources.

Board’s Role in Risk Oversight

The board is actively engaged in risk oversight. Management regularly reports to the board on its risk assessments and risk mitigation strategies for the major risks of our business. Generally, the board exercises its oversight responsibility directly; however, in specific cases, such responsibility has been delegated to board committees. Committees that have been charged with risk oversight regularly report to the board on those risk matters within their areas of responsibility. Risk oversight responsibility has been delegated to board committees as follows:

•	Our audit committee oversees risks related to the Company’s accounting and financial reporting, internal controls, and the auditing of our annual financial statements. The audit committee also oversees risks related to our independent registered public accounting firm and our internal audit function.
•	Our compensation committee oversees risks related to the Company’s equity, and executive compensation programs and plans.
•	Our nominating and governance committee oversees risks related to director independence, board and board committee composition and CEO succession planning.

Director Compensation

Our director compensation is designed to attract and retain high caliber directors and to align director interests with those of stockholders. Director compensation is reviewed and determined annually by the board (in the case of Messrs. Newberry and Anstice, by the independent members of the board), upon recommendation from the compensation committee. Non-employee director compensation (including the compensation of Mr. Newberry, who is currently our non-employee chairman) is described below. Mr. Anstice, whose compensation as CEO is described below under “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” does not receive additional compensation for his service on the board.

Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chairman of the board, committee chairs, the lead independent director and committee members receive additional cash retainers. Non-employee directors who join the board or a committee midyear receive pro-rated cash retainers and equity awards, as applicable. Our non-employee director compensation program is based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal-year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 26, 2016 is shown in the table below, together with the annual cash compensation program components in effect for calendar years 2015 and 2016.

Figure 7. Director Annual Retainers

Annual Retainers	Calendar Year 2016 ($)	Calendar Year 2015 ($)	Fiscal Year 2016 ($)
Non-employee Director	65,000	60,000	62,500
Lead Independent Director	22,500	20,000	21,250
Chairman	280,000	280,000	280,000
Audit Committee – Chair	30,000	25,000	27,500
Audit Committee – Member	12,500	12,500	12,500
Compensation Committee – Chair	20,000	20,000	20,000
Compensation Committee – Member	10,000	10,000	10,000
Nominating and Governance Committee – Chair	15,000	10,000	12,500
Nominating and Governance Committee – Member	5,000	5,000	5,000

Each non-employee director also receives an annual equity grant on the first Friday following the annual meeting (or, if the designated date falls within a blackout window under applicable Company policies, on the first following business day such grant is permissible under those policies) with a targeted grant date value equal to $200,000 (the number of RSUs subject to the award is determined by dividing $200,000 by the closing price of a share of Company common stock as of the date of grant, rounded down to the nearest 10 shares). These grants generally vest on October 31 in the

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Lam Research Corporation 2015 Proxy Statement	11

year following the grant and are subject to the terms and conditions of the Company’s 2015 Stock Incentive Plan, as amended, or the “2015 Plan,” and the applicable award agreements. These grants immediately vest in full: (i) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2015 Plan), (ii) upon the occurrence of a “Corporate Transaction” (as defined in the 2015 Plan), or (iii) on the date of the annual meeting if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual award has been granted receive a pro-rated grant based on the number of regular board meetings remaining in the year as of the date of the director’s election.

On November 6, 2015, each director other than Mr. Anstice, and Dr. Tsai who was not a director during fiscal year 2016, received a grant of 2,600 RSUs for services during calendar year 2016. Unless there is an acceleration event, these RSUs will vest in full on October 31, 2016, subject to the director’s continued service on the board.

Chairman compensation. Mr. Newberry, who served as vice-chairman from December 7, 2010 until November 1, 2012 and since such date has served as chairman, has a chairman’s agreement documenting his responsibilities, described above under “Governance Matters – Corporate Governance – Leadership Structure of the Board,” and compensation. Mr. Newberry entered into a chairman’s agreement with the Company commencing on January 1, 2016 and expiring on December 31, 2016, subject to the right of earlier termination in certain circumstances and a one year extension upon mutual written agreement of the parties. The agreement provides that Mr. Newberry will serve as chairman (and not as an employee or officer) and in addition to his regular compensation as a non-employee director, he receives an additional cash retainer of $280,000 on the same date.

Mr. Newberry was eligible to participate through 2014 in the Company’s Elective Deferred Compensation Plan that is generally applicable to executives of the Company, subject to the general terms and conditions of such plan. He continues to maintain a balance in the plan until he no longer performs service for the Company as a director but is no longer eligible to defer any compensation into the plan.

The following table shows compensation for fiscal year 2016 for persons serving as directors during fiscal 2016 other than Mr. Anstice:

Figure 8. FY2016 Director Compensation

Director Compensation for Fiscal Year 2016
	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)(2)	All Other Compen- sation ($) (3)	Total ($)
Stephen G. Newberry	345,000	(4)	196,846	23,962	565,808
Eric K. Brandt	95,000	(5)	196,846	—	291,846
Michael R. Cannon	82,500	(6)	196,846	—	279,346
Youssef A. El-Mansy	75,000	(7)	196,846	23,962	295,808
Christine A. Heckart	78,625	(8)	196,846	—	275,471
Grant M. Inman	—	(9)	—	23,962	23,962
Catherine P. Lego	90,875	(10)	196,846	22,748	310,469
Krishna C. Saraswat	65,000	(11)	196,846	—	261,846
William R. Spivey	—	(12)	—	23,962	23,962
Abhijit Y. Talwalkar	120,500	(13)	196,846	—	317,346

(1)	The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2016 in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, Compensation – Stock Compensation, or “ASC 718.” However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2016 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016.

(2)	On November 6, 2015, each non-employee director who was on the board received an annual grant of 2,600 RSUs based on the $76.90 closing price of Lam’s common stock and the target value of $200,000, rounded down to the nearest 10 shares.

(3)	Represents the portion of medical, dental, and vision premiums paid by the Company.

(4)	Mr. Newberry received $345,000, representing his $280,000 chairman retainer and $65,000 annual retainer as a director.

(5)	Mr. Brandt received $95,000, representing his $65,000 annual retainer and $30,000 as the chair of the audit committee.

(6)	Mr. Cannon received $82,500, representing his $65,000 annual retainer, $12,500 as a member of the audit committee, and $5,000 as a member of the nominating and governance committee.

(7)	Dr. El-Mansy received $75,000, representing his $65,000 annual retainer and $10,000 as a member of the compensation committee.

(8)	Ms. Heckart received $78,625, representing her $65,000 annual retainer, $12,500 as a member of the audit committee, and $1,125 as a partial year member of the compensation committee.

(9)	Mr. Inman retired in November 2015. All payments to Mr. Inman for the relevant fiscal year were paid in the prior fiscal year period.

(10)	Ms. Lego received $90,875, representing her $65,000 annual retainer, $20,000 as a the chair of the compensation committee, $5,000 as a member of the nominating and governance committee, and $875 as a partial year member of the audit committee.

(11)	Dr. Saraswat received $65,000, representing his $65,000 annual retainer.

(12)	Dr. Spivey retired in November 2015. All payments to Dr. Spivey for the relevant fiscal year were paid in the prior fiscal year period.

(13)	Mr. Talwalkar received $120,500, representing his $65,000 annual retainer, $22,500 as lead independent director, $10,000 as a member of the compensation committee, $15,000 as the chair of the nominating and governance committee, and $8,000 as a partial year chair of the compensation committee.

Other benefits. Any members of the board enrolled in the Company’s health plans on or prior to December 31, 2012 can continue to participate after retirement from the board in the Company’s Retiree Health Plans. The board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under Accounting Standards Codification 715, Compensation-

Retirement Benefits, or “ASC 715,” as of June 26, 2016, for eligible former directors and the current directors who may become eligible is shown below. Factors affecting the amount of post-retirement benefit obligation include age at enrollment, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.

Figure 9. FY2016 Accumulated Post-Retirement Benefit Obligations

Director Compensation for Fiscal Year 2016
Name	Accumulated Post-Retirement Benefit Obligation, as of June 26, 2016 ($)
Stephen G. Newberry	869,000
Eric K. Brandt	—
Michael R. Cannon	—
Youssef A. El-Mansy	574,000
Christine A. Heckart	—
Grant M. Inman	438,000
Catherine P. Lego	496,000
Krishna C. Saraswat	—
William R. Spivey	807,000
Abhijit Y. Talwalkar	—

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Lam Research Corporation 2016 Proxy Statement	13

Compensation Matters

Executive Compensation and Other Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or “CD&A,” describes our executive compensation program. It is organized into the following four sections:

I.	Overview of Executive Compensation (Including Our Philosophy and Program Design)
II.	Executive Compensation Governance and Procedures
III.	Primary Components of Named Executive Officer Compensation; Calendar Year 2015 Compensation Payouts; Calendar Year 2016 Compensation Targets and Metrics
IV.	Tax and Accounting Considerations

Our CD&A discusses compensation earned by our fiscal year 2016 “Named Executive Officers,” or “NEOs,” who are as follows:

Figure 10. FY2016 NEOs

Named Executive Officer	Position(s)
Martin B. Anstice	President and Chief Executive Officer
Timothy M. Archer	Executive Vice President and Chief Operating Officer
Douglas R. Bettinger	Executive Vice President and Chief Financial Officer
Richard A. Gottscho	Executive Vice President, Global Products
Sarah A. O’Dowd	Senior Vice President, Chief Legal Officer and Secretary

I. OVERVIEW OF EXECUTIVE COMPENSATION

To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives set forth in “Executive Compensation Philosophy and Program Design – Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Our CEO’s compensation in relation to our revenue and net income is shown below.

Figure 11. FY2011-FY2016 CEO Pay for Performance

(1)	“CEO Total Compensation” consists of base salary, annual incentive payments, accrued values of the cash payments under the long-term incentive program and grant date fair values of equity-based awards under the long-term incentive program, and all other compensation as reported in the “Summary Compensation Table” below.

(2)	The CEO Total Compensation for fiscal year 2012 reflects Mr. Anstice’s succession of Mr. Newberry as our President and CEO as of January 1, 2012.

(3)	The CEO Total Compensation for fiscal years 2016, 2015 and 2014 reflects awards covering a three-year performance period as compared to the two-year period in all other prior fiscal years. The one-time 2014 Gap Year Award, with a value of $3,074,271 is reflected in the “Executive Compensation Tables – Summary Compensation Table” below, is not included in fiscal year 2014 CEO Total Compensation in order to allow readers to more easily compare compensation in prior and subsequent periods and better reflect the compensation payable in any fiscal year following the transition. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2015 Compensation Payouts; Calendar Year 2016 Compensation Targets and Metrics – Long-Term Incentive Program – Design” for additional information regarding the impact of the Gap Year Award.

To understand our executive compensation program fully, we feel it is important to understand:

•	Our business, our industry environment and our financial performance; and
•	Our executive compensation philosophy and program design.

Our Business, Our Industry Environment and Our Financial Performance

Lam Research has been an innovative supplier of wafer fabrication equipment and services to the semiconductor industry for more than 35 years. Our customers include semiconductor manufacturers that make memory, microprocessors, and other logic integrated circuits for a wide range of electronics; including cell phones, computers, tablets, storage devices, and networking equipment.

Our market-leading products are designed to help our customers build the smaller, faster and more powerful devices that are necessary to power the capabilities required by end users. The process of integrated circuits fabrication consists of a complex series of process and preparation steps, and our product offerings in deposition, etch and clean address a number of the most critical steps in the fabrication process. We leverage our expertise in semiconductor processing to develop technology and/or productivity solutions that typically benefit our customers through lower defect rates, enhanced yields, faster processing time, and reduced cost as well as by facilitating their ability to meet more stringent performance and design standards.

Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar-year basis to correspond with our calendar-year-based business planning. This CD&A generally reflects a calendar-year orientation rather than a fiscal year orientation, as shown below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.

Figure 12. Executive Compensation Calendar-Year Orientation

In calendar year 2015, demand for semiconductor equipment increased relative to calendar year 2014, as technology inflections led to higher investments. Against this backdrop, Lam delivered record financial performance.

Highlights for calendar year 2015:

•	Achieved record revenues of approximately $5.9 billion for the calendar year, representing a 21% increase over calendar year 2014;
•	Generated operating cash flow of approximately $1.2 billion, which represents approximately 21% of revenues;
•	Repurchased approximately 3.4 million shares of common stock, returning approximately $259 million to stockholders; and
•	Paid approximately $153 million in dividends to stockholders.

In October 2015, we announced an agreement to combine with KLA-Tencor Corporation (“KLA-Tencor”), bringing together Lam’s capabilities in deposition, etch and clean with KLA-Tencor’s portfolio of inspection and metrology solutions.

In the first half of calendar year 2016, investments for wafer fabrication equipment spending have remained solid as customers transition to next generation technology nodes, which are increasingly complex and more costly to produce.

Lam has continued to generate solid operating income and cash generation with revenues of $2.9 billion and cash flows from operations of $607 million earned from the March and June 2016 quarters combined.

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Lam Research Corporation 2016 Proxy Statement	15

Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy

The philosophy of our compensation committee that guided this year’s awards and payout decisions is that our executive compensation program should:

•	provide competitive compensation to attract and retain top talent;
•	provide total compensation packages that are fair to employees and reward corporate, organizational and individual performance;
•	align pay with business objectives while driving exceptional performance;
•	optimize value to employees while maintaining cost-effectiveness to the Company;
•	create stockholder value over the long term;
•	align annual program to short-term performance and long-term program to longer-term performance;
•	recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/market share and, therefore, stockholder value; and
•	provide rewards when results have been demonstrated.

Our compensation committee’s executive compensation objectives are to motivate:

•	performance that creates long-term stockholder value;
•	outstanding performance at the corporate, organization and individual levels; and
•	retention of a long-term, high-quality management team.

Program Design

Our program design uses a mix of short- and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary, an annual incentive program, or “AIP,” and a long-term incentive program, or “LTIP,” as well as stock ownership guidelines and a compensation recovery policy. As illustrated below, our program design is weighted towards performance and stockholder value. The performance-based program components include AIP cash payouts and market-based equity and stock option awards under the LTIP.

Figure 13. NEO Compensation Target Pay Mix Averages(1)

(1)	Data for 2016, 2015 and 2014 charts is for the then-applicable NEOs (i.e., fiscal year 2014 NEOs are represented in the 2014 chart, etc.).

(2)	In 2016, as part of the Company’s LTIP design (in which 50% of the target award opportunity was awarded in Market-based Performance Restricted Stock Units and the remaining 50% in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles) the percentage of the target award opportunity awarded in stock options and service-based RSUs was 20% and 30%, respectively. In 2015 and 2014, the corresponding percentages awarded in stock options and service-based RSUs were 10% and 40%, respectively. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2015 Compensation Payouts; Calendar Year 2016 Compensation Targets and Metrics – Long-Term Incentive Program-Design” for further information regarding the impact of such a target pay mix.

(3)	In 2014, the Company issued one-time Gap Year Awards to bridge the transition from a two- to three-year LTIP design. The one-time 2014 Gap Year LTIP equity awards are not included in 2014 target pay in order to allow readers to more easily compare pay mixes relative to future and prior periods. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2015 Compensation Payouts; Calendar Year 2016 Compensation Targets and Metrics – Long-Term Incentive Program-Design” regarding the impact of the Gap Year Award.

(4)	For purposes of this illustration, we include Market-based Performance RSUs and stock options as performance based, but do not classify service-based RSUs as performance based.

Our stock ownership guidelines for our NEOs are shown below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. At the end of fiscal year 2016, all of the NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.

Figure 14. Executive Stock Ownership Guidelines

Position	Guidelines (lesser of)
Chief Executive Officer	5x base salary or 65,000 shares
Executive Vice Presidents	2x base salary or 20,000 shares
Senior Vice Presidents	1x base salary or 10,000 shares

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and will enable us to recover the excess amount of cash incentive-based compensation issued starting in calendar year 2015 to covered individuals when a material restatement of financial results is required within 36 months of the issuance of the original financial statements. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered.

Highlights of Preferred Compensation-Related Policies, Practices and Provisions

We maintain preferred policies, practices and provisions related to or in our compensation program, which include the material ones highlighted in “Proxy Statement Summary – Figure 4. Executive Compensation Highlights.”

II. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation Committee

Our board of directors has delegated certain responsibilities to the compensation committee, or the “committee,” through a formal charter. The committee(1) oversees the compensation programs in which our chief executive officer and his direct executive and senior vice president reports participate. The independent members of our board of directors approve the compensation packages and payouts for our CEO. The CEO is not present for any decisions regarding his compensation packages and payouts.

Committee responsibilities include, but are not limited to: reviewing and approving the Company’s executive compensation philosophy, objectives and strategies; reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness; causing the board of directors to perform a periodic performance evaluation of the CEO; recommending to the independent members of the board of directors (as determined under both Nasdaq’s listing standards and section 162(m) of the Code) corporate goals and objectives under the

Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) as applicable to the CEO and compensation payouts for the CEO; annually reviewing with the CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals; reviewing and recommending for appropriate board action all cash, equity-based and other compensation packages and compensation payouts applicable to the chairman and other members of the board; and reviewing, and approving where appropriate, equity- based compensation plans.

(1)	For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our chairman and our president and chief executive officer, means an action or decision by the independent members of our board of directors upon the recommendation of the committee and, in the case of all other NEOs, an action or decision by the compensation committee.

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Lam Research Corporation 2016 Proxy Statement	17

The committee is authorized to delegate such of its authority and responsibilities as the committee deems proper and consistent with legal requirements to members of the committee, any other committee of the board and one or more officers of the Company in accordance with the provisions of the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters – Corporate Governance – Board Committees – Compensation Committee” above.

In order to carry out these responsibilities, the committee receives and reviews information, analysis and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).

Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc., or “Compensia,” a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chairman, non-employee directors, and executive officers and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our independent directors, peer group composition and other matters as requested by the committee.

Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with the preparation of metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.

Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.

The committee considers the CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant. At the request of the committee, our chairman also provides input to the committee.

Our CEO attends committee meetings at the request of the committee, but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.

Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry, or the “Peer Group,” which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer

Group is focused on U.S. based, public semiconductor, semiconductor equipment and materials companies, and similarly sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. The table below summarizes how the Peer Group companies compare to the Company:

Figure 15. 2016 Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed four quarters as of June 3, 2015)	5,027	0.5 to 2 times Lam	4,730
Market Capitalization (30-day average as of June 3, 2015)	12,492	0.33 to 3 times Lam	11,682

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in August 2015 for calendar year 2016 compensation decisions and based on the criteria identified above, the Peer Group was retained without any changes. Our Peer Group consists of the companies listed below.

Figure 16. CY2016 Peer Group Companies

Advanced Micro Devices, Inc.	KLA-Tencor Corporation
Agilent Technologies, Inc.	Marvell Technology Group Ltd
Analog Devices, Inc.	Maxim Integrated Products, Inc.
Applied Materials, Inc.	NetApp, Inc.
Avago Technologies	NVIDIA Corporation
Broadcom Corporation	ON Semiconductor Corporation
Corning Incorporated	SanDisk Corporation
Freescale Semiconductor	Xilinx, Inc.
Juniper Networks, Inc.

We derive revenue, market capitalization and NEO compensation data from public filings made by our Peer Group companies with the SEC and other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or Radford Technology Survey primarily as a reference to ensure compensation packages are consistent with market norms.

Base pay levels for each executive officer are generally set with reference to market competitive levels and in reflection of each officer’s skills, experience and performance. Variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver market competitive compensation for the achievement of stretch goals with downside risk for underperforming and upside reward for success. For those executive officers new to their roles, compensation arrangements may be designed to deliver below market compensation. However, the committee does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance and general market conditions.

Assessment of Compensation Risk

Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2016 and concluded that the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company’s business.

2015 Say on Pay Voting Results; Company Response

We evaluate our executive compensation program annually. Among other things, we consider the outcome of our most recent Say on Pay vote and input we receive from our stockholders. In 2015, our stockholders approved our 2015 advisory vote on executive compensation, with 96.6% of the votes cast in favor of the advisory proposal. We believe that our most recent Say on Pay vote signifies our stockholders’ approval of the changes we made in 2014 to strengthen our pay for performance alignment. We did not make any material changes to our programs and practices in fiscal year 2016. Additionally, we continue to further enhance our disclosure regarding our compensation program and practices.

III. PRIMARY COMPONENTS OF NAMED EXECUTIVE OFFICER COMPENSATION; CALENDAR YEAR 2015 COMPENSATION PAYOUTS; CALENDAR YEAR 2016 COMPENSATION TARGETS AND METRICS

This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2015 and the forward-looking actions taken with respect to our NEOs in calendar year 2016.

Base Salary

We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide compensation to employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to Peer Group practice and market survey data. Adjustments to base salary are generally considered by the committee each year in February.

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Lam Research Corporation 2016 Proxy Statement	19

For calendar years 2016 and 2015, base salaries for NEOs were determined by the committee in February of each year and became effective on March 1 and March 31, respectively, based on the factors described above. In order to remain competitive against our Peer Group, the base salaries for 2016 for Mr. Archer and Dr. Gottscho were increased by 3%, for Mr. Anstice was increased by 3.6%, and for Mr. Bettinger and Ms. O’Dowd were increased by 5%. The base salaries of the NEOs for calendar years 2016 and 2015 are as follows:

Figure 17. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary as of March 1, 2016 ($)	Annual Base Salary as of March 31, 2015 ($)
Martin B. Anstice	960,000	927,000
Timothy M. Archer	636,540	618,000
Douglas R. Bettinger	567,000	540,000
Richard A. Gottscho	556,200	540,000
Sarah A. O’Dowd	448,875	427,500

Annual Incentive Program

Design

Our annual incentive program is designed to provide short-term, performance-based compensation that: (i) is based on the achievement of pre-set annual financial, strategic and operational objectives aligned with outstanding performance throughout fluctuating business cycles, and (ii) will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company. The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity. The maximum award for 2015 and 2016 was set at 2.25 times target, consistent with prior years.

Annual incentive program components

Annual incentive program components, each of which plays a role in determining actual payments made, include:

•	a Funding Factor,
•	a Corporate Performance Factor, and
•	various Individual Performance Factors.

The Funding Factor is set by the committee to create a maximum payout amount from which annual incentive program payouts may be made. The committee may exercise negative (but not positive) discretion against the Funding Factor result, and generally the entire funded amount is not paid out. Achievement of a minimum level of performance against the Funding Factor goals is required to fund any program payments. In February 2015, for calendar year 2015, the committee set non-GAAP operating income as a percentage of revenue as the metric for the Funding Factor, with the following goals:

•	a minimum achievement of 5% non-GAAP operating income as a percentage of revenue was required to fund any program payments, and
•	achievement of non-GAAP operating income (as a percentage of revenue) greater than or equal to 20% resulting in the maximum payout potential of 225% of target,
•	with actual funding levels interpolated between those points.

The committee selected non-GAAP operating income as a percentage of revenue because it believes that operating income as a percentage of revenue is the performance metric that best reflects core operating results.(2) Non-GAAP operating income is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods.

As a guide for using negative discretion against the Funding Factor results and for making payout decisions, the committee primarily tracks the results of the following two components that are weighted equally in making payout decisions, and against which discretion may be applied in a positive or negative direction, provided the Funding Factor result is not exceeded:

•	the Corporate Performance Factor, which is based on a corporate-wide metric and goals that are designed to be a stretch that apply to all NEOs; and
•	the Individual Performance Factors, which are designed to be stretch goals and are based on organization-specific metrics and individual performance that apply to each individual NEO. In addition, in assessing individual performance, the CEO considers the performance of the whole executive team.

The specific metrics and goals, and their relative weightings, for the Corporate Performance Factor are determined by the committee based upon the recommendation of our CEO, and the Individual Performance Factors are determined by our CEO, or in the case of the CEO, by the committee.

(2)	Non-GAAP results are designed to provide information about performance without the impact of certain non-recurring and other non-operating line items. Non-GAAP operating income is derived from GAAP results, with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2016 and 2015: restructuring charges; acquisition-related costs; costs associated with rationalization of certain product configurations; amortization related to intangible assets acquired in the Novellus Systems, Inc. transaction; acquisition-related inventory fair value impact; impairment of a long-lived asset; impairment of goodwill; costs associated with campus consolidation; and gain on sale of assets, net of associated exit costs.

The metrics and goals for the Corporate and Individual Performance Factors are set annually. Goals are set depending on the business environment, to ensure that they are stretch goals regardless of changes in the business environment. Accordingly, as business conditions improve, goals are set to require better performance, and as business conditions deteriorate, goals are set to require stretch performance under more difficult conditions.

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, product market share, and strategic operational and organizational metrics) are established for our NEOs as part of the Corporate and Individual Performance Factors.

We believe the metrics and goals set under this program, together with the exercise of discretion by the committee as described above, have been effective to motivate our NEOs and the organizations they lead and to achieve pay-for-performance results.

Figure 18. Annual Incentive Program Payouts

Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment
2015	159	Strong operating performance and expansion of served available markets, supported by stable economic conditions. Robust demand for semiconductor equipment driven by both capacity and technology investments.
2014	127	Strong operating performance and supported by stable economic conditions and healthy demand for semiconductor equipment; Company growth in various growing industry technology inflections
2013	105	Healthy demand for semiconductor equipment with stable economic conditions and favorable supply demand conditions; delivered on annualized cost savings targets defined in integration plans

Calendar year 2015 annual incentive program parameters and payout decisions

In February 2015, the committee set the calendar year 2015 target award opportunity and established the metrics and goals for the Funding Factor, the metrics and annual goals for the Corporate Performance Factor, and the metrics and goals for the Individual Performance Factors for each NEO were established. In February 2016, the committee considered the actual results under these factors and made payout decisions for the calendar year 2015 program, all as described below.

2015 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2015 for each NEO were as set forth in Figure 19 below in accordance with the principles set forth above under “Executive Compensation Governance and Procedures – Peer Group Practices and Survey Data.”

2015 Annual Incentive Program Corporate Performance Factor. In February 2015, the committee set non-GAAP operating income as a percentage of revenue as the metric for the calendar year 2015 Corporate Performance Factor, and set:

•	a goal of 19% of revenue for the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.00;
•	a minimum Corporate Performance Factor of 0.10 for any payout; and
•	a maximum Corporate Performance Factor of 1.50 for the maximum payout.

These goals were designed to be stretch goals. Actual non-GAAP operating income as a percentage of revenue was 21.6% for calendar year 2015. This performance resulted in a total Corporate Performance Factor for calendar year 2015 of 1.26.

2015 Annual Incentive Program Organization/Individual Performance Factor. For 2015, the organization-specific performance metrics and goals for each NEO’s Individual Performance Factor were set on an annual basis, and were designed to be stretch goals. The Individual Performance Factor for Mr. Anstice for calendar year 2015 was based on the average of the Individual Performance Factors of all of the executive and senior vice presidents reporting to him. For all other NEOs, their respective Individual Performance Factors were based on market share and/or strategic, operational and organizational performance goals specific to the organizations they managed, as described in more detail below.

The accomplishments of actual individual performance against the established goals described below during 2015 were considered.

•	Mr. Archer’s Individual Performance Factor for calendar year 2015 was based on the accomplishment of market share, and strategic, operational and organizational development goals for the global sales organization, the customer support business group and global operations.
•	Mr. Bettinger’s Individual Performance Factor for calendar year 2015 was based on the accomplishment of strategic, operational and organizational development goals for finance, global information systems and investor relations.

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Lam Research Corporation 2016 Proxy Statement	21

•	Dr. Gottscho’s Individual Performance Factor for calendar year 2015 was based on the accomplishment of market share, and strategic, operational and organizational development goals for the product groups – deposition, etch, and clean.
•	Ms. O’Dowd’s Individual Performance Factor for calendar year 2015 was based on the accomplishment of strategic, operational and organizational development goals for the legal department.

In consideration of the above accomplishments, as well as the teamwork demonstrated to deliver the overall strong company performance in 2015, the committee exercised discretion such that each NEO received an Individual Performance Factor of 1.26 (equal to the Corporate Performance Factor) for the 2015 calendar year.

2015 Annual Incentive Program Payout Decisions. In February 2016, in light of the Funding Factor results and based on the above results and decisions, the committee approved the following payouts for the calendar year 2015 annual incentive program for each NEO, which were substantially less than the maximum payout available under the Funding Factor:

Figure 19. CY2015 Annual Incentive Program Payouts

Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($) (1)	Maximum Payout under Funding Factor (225.0% of Target Award Opportunity) ($) (2)	Actual Payouts ($)
Martin B. Anstice	150	1,390,500	3,128,625	2,207,558
Timothy M. Archer	110	679,800	1,529,550	1,079,250
Douglas R. Bettinger	90	486,000	1,093,500	771,574
Richard A. Gottscho	90	486,000	1,093,500	771,574
Sarah A. O’Dowd	80	342,000	769,500	542,959

(1)	Calculated by multiplying each NEO’s annual base salary for the calendar year 2015 by his or her respective target award opportunity percentage.

(2)	The Funding Factor resulted in a potential payout of up to 225.0% of target award opportunity for the calendar year (based on the actual non-GAAP operating income percentage results detailed under “2015 Annual Incentive Program Corporate Performance Factor” above and the specific goals set forth in the second paragraph under “Annual incentive program components” above).

Calendar year 2016 annual incentive program parameters

In February 2016, the committee set the target award opportunity for each NEO as a percentage of base salary, and consistent with prior years set a cap on payments equal to 2.25 times the target award opportunity. The target award opportunity for each NEO is shown below.

Figure 20. CY2016 Annual Incentive Program Target Award Opportunities

Named Executive Officer	Target Award Opportunity (% of Base Salary)
Martin B. Anstice	150
Timothy M. Archer	110
Douglas R. Bettinger	90
Richard A. Gottscho	90
Sarah A. O’Dowd	80

The committee also approved the annual metric for the Funding Factor and for the Corporate Performance Factor as non-GAAP operating income as a percentage of revenue, and set the annual goals for the Funding Factor and also the Corporate Performance Factor. Consistent with the program design, the Corporate Performance Factor goal is more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO. These include strategic and operational performance goals specific to individuals and their business organization. As a result, each NEO has multiple performance metrics and goals under this program. All Corporate and Individual Performance Factor goals were designed to be stretch goals.

Long-Term Incentive Program

Design

Our long-term incentive program, or “LTIP,” is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance and create stockholder value over the long term. Our LTIP was redesigned in February 2014 to further those objectives by: (i) establishing a program entirely composed of equity, (ii) introducing a new LTIP vehicle, a Market-Based Performance Restricted Stock Unit, or “Market-Based PRSU,” designed to reward eligible participants based on our stock price performance relative to the Philadelphia Semiconductor Sector Index (SOX), or “SOX index,” (iii)

differentiating the metric in our LTIP from the absolute operational performance metrics used for the annual incentive program, and (iv) extending the performance period for the LTIP from two to three years.

As a result, the LTIP now operates on overlapping three-year cycles, whereas prior to 2014, it operated on overlapping two-year cycles. In 2014, this change would have left participants with a gap in long-term incentive vesting opportunity in 2016. To ensure that participants received a long-term award that vested in 2016, the committee also awarded in 2014 a one-time gap year award with a two-year performance period, or the “Gap Year Award.” The target amount awarded under the Gap Year Award was equal to 50% of the target award opportunity under the regular three-year LTIP award. While the impact on the employee from the extended performance period and the Gap Year Award, assuming performance and target opportunities are the same year after year, was to normalize the received compensation in any year, the impact on the Company from such normalization (visible in “Figure 28. Summary Compensation Table” and “Figure 31. FYE2016 Outstanding Equity Awards” below), was a higher grant-based compensation expense in fiscal year 2014. This is in addition to the impact on the total compensation figures in the Company’s “Summary Compensation Table” in fiscal years 2014 and 2015 from the long-term cash awards, which ceased being awarded in fiscal year 2013 but were not paid out until fiscal year 2015, under the previously designed programs for our performance during the relevant periods.

Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value) and performance metrics are established for the program. Of the total target award opportunity, 50% is awarded in Market-Based PRSUs, and the remaining 50% is awarded in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options are reviewed annually to determine whether service-based RSUs or stock options are the more appropriate form for the majority of the award based on criteria such as the current business environment and the potential value to motivate and retain the executives. We consider performance-based RSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based. This means that if options constitute 10% of the total target award opportunity, the long-term incentive program will be 60% performance-based. If options constitute 40% of the total target award opportunity, the long-term incentive program will be 90% performance-based.

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Lam Research Corporation 2016 Proxy Statement	23

Equity Vehicles

The equity vehicles used in our 2016/2018 long-term incentive program are as follows:

Figure 21. 2016/2018 LTIP Program Equity Vehicles

Equity Vehicles	% of Target Award Opportunity	Terms
Market-Based PRSUs	50

•  Awards cliff vest three years from the March 1, 2016 grant date, or “Grant Date,” subject to satisfaction of minimal performance requirement and continued employment. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.

•  The performance period for Market-Based PRSUs is three years from the first business day in February (February 1, 2016 through January 31, 2019).

•  The number of shares represented by the Market-Based PRSUs that can be earned over the performance period is based on our stock price performance compared to the market price performance of the Philadelphia Semiconductor Sector Index (SOX), subject to the below-referenced ceiling. The stock price performance or market price performance is measured using the closing price for the 50 trading days prior to the dates the performance period begins and ends. The target number of shares represented by the Market-Based PRSUs is increased by 2% of target for each 1% that Lam’s stock price performance exceeds the market price performance of the SOX index; similarly, the target number of shares represented by the Market-Based PRSUs is decreased by 2% of target for each 1% that Lam’s stock price performance trails the market price performance of the SOX index. The result of the vesting formula is rounded down to the nearest whole number. A table reflecting the potential payouts depending on various comparative results is shown in Figure 22 below.

•  The final award cannot exceed 150% of target (requiring a positive percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or greater than 25 percentage points) and can be as little as 0% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or lesser than negative 50 percentage points).

•  The number of Market-Based PRSUs granted was determined by dividing 50% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $69.12, rounded down to the nearest share.

•  Awards that vest at the end of the performance period are distributed in shares of our common stock.

Stock Options	20

•  Awards vest one-third on the first, second and third anniversaries of the March 1, 2016 grant date, or “Grant Date,” subject to continued employment.

•  The number of stock options granted is determined by dividing 20% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $69.12, rounded down to the nearest share and multiplying the result by three. The ratio of three options for every RSU is based on a Black Scholes fair value accounting analysis.

•  Awards are exercisable upon vesting.

•  Expiration is on the seventh anniversary of the Grant Date.

RSUs	30

•  Awards vest one-third on the first, second and third anniversaries of the March 1, 2016 grant date, or “Grant Date,” subject to continued employment.

•  The number of RSUs granted is determined by dividing 30% of the target opportunity by the 30-day average of the closing price of our common stock prior to the Grant Date, $69.12, rounded down to the nearest share.

•  Awards are distributed in shares of our common stock upon vesting.

Figure 22. Market-Based PRSU Vesting Summary

% Change in Lam’s Stock Price Performance Compared to % Change in SOX Index Market Price Performance	Market-Based PRSUs That Can Be Earned (% of Target) (1)
+ 25% or more	150
10%	120
0% (equal to index)	100
-10%	80
-25%	50
- 50% or less	0

(1)	As set forth in the third bullet of the first row of Figure 21, the results of the vesting formula (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentages using the described formula.

Target Award Opportunity

Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2016 are as follows:

Figure 23. LTIP Target Award Opportunities

Named Executive Officer	Long- Term Incentive Program		Target Award Opportunity ($)
	2016/2018	(1)	7,500,000
Martin B. Anstice	2015/2017	(2)	6,750,000
	2014/2016	(3)	6,500,000
	2016/2018	(1)	4,000,000
Timothy M. Archer	2015/2017	(2)	3,500,000
	2014/2016	(3)	3,000,000
	2016/2018	(1)	2,750,000
Douglas R. Bettinger	2015/2017	(2)	2,500,000
	2014/2016	(3)	2,500,000
	2016/2018	(1)	3,250,000
Richard A. Gottscho	2015/2017	(2)	3,000,000
	2014/2016	(3)	2,500,000
	2016/2018	(1)	1,400,000
Sarah A. O’Dowd	2015/2017	(2)	1,300,000
	2014/2016	(3)	1,300,000

(1)	The three-year performance period for the 2016/2018 LTIP began on February 1, 2016 and ends on January 31, 2019.

(2)	The three-year performance period for the 2015/2017 LTIP began on February 2, 2015 and ends on February 1, 2018.

(3)	The three-year performance period for the 2014/2016 LTIP began on February 18, 2014 and ends on February 17, 2017. The 2014
Gap Year Award (with a performance period that began on February 18, 2014 and that ended on February 17, 2016, and target award opportunities for each participant of 50% of his or her 2014/2016 LTIP target award opportunity) is not included.

Calendar Year 2014 Gap Year Award Parameters and Payouts

On February 18, 2014, the committee granted to each NEO as part of the one-time calendar year 2014 Gap Year Awards, or “Gap Year Awards,” Market-Based PRSUs, and service-based RSUs and stock options with a combined value equal to 50% of the NEO’s total target award opportunity under the calendar year 2014/2016 long-term incentive program, as shown below. Each of these awards cliff vested two years from the grant date. These awards were made as part of the transition from two-year vesting to three-year vesting and to normalize the received compensation in any year.

Figure 24. Gap Year Awards

Named Executive Officer	Target Award Opportunity ($)	Market- Based PRSUs Award (1) (#)	Service- Based RSUs Award (#)	Stock Options Award (#)
Martin B. Anstice	3,250,000	31,394	25,115	18,834
Timothy M. Archer	1,500,000	14,489	11,591	8,691
Douglas R. Bettinger	1,250,000	12,074	9,659	7,242
Richard A. Gottscho	1,250,000	12,074	9,659	7,242
Sarah A. O’Dowd	650,000	6,278	5,023	3,765

(1)	The number of Market-Based PRSUs awarded is reflected at target. The final number of shares that may have been earned is 0% to 150% of target as shown in Figure 25 below.

In February 2016, the committee determined the payouts for the calendar year 2014 Gap Year Awards of Market-Based PRSUs awarded to the NEOs on February 18, 2014. The number of shares represented by the Market-Based PRSUs earned over the performance period was based on our stock price performance compared to the market price performance of the SOX index, subject to the below-referenced ceiling. In each case, the stock / index price performance was measured using the closing price for the 50-trading days prior to the dates the performance period began and ended. The target number of shares represented by the Market-Based PRSUs increased by 2% of target for each 1% that Lam’s stock price performance exceeded the market price performance of the SOX index; similarly, the target number of shares represented by the Market-Based PRSUs decreased by 2% of target for each 1% that Lam’s stock price performance trailed the market price performance of the SOX index. The result of the vesting formula was rounded down to the nearest whole number. There was a ceiling but no floor to the number of shares that may have been earned under the Market-Based PRSUs: the payment amount could not exceed 150% of target (which would have required a percentage change in the Company’s stock price performance compared to that of the

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Lam Research Corporation 2016 Proxy Statement	25

market price performance of the SOX index equal to or greater than positive 25 percentage points) and could have been 0% of target (requiring a percentage change in the Company’s stock price performance compared to that of the market price performance of the SOX index equal to or lesser than negative 50 percentage points).

Based on the above formula, the Company’s stock price performance over the two-year performance period was equal to 39.18% and the market price performance of the SOX index over the same two-year performance period was equal to 18.15%. Given that Lam’s stock price outperformed the market price of the SOX index by 21.03%, the number of shares represented by the Market-Based PRSUs was equal to 142.06% (100% plus twice the 21.03% of outperformance) of the target number of Market-Based PRSUs granted to each NEO. Based on such results, the committee made the following payouts to each NEO for the Gap Year Award of Market-Based PRSUs.

Figure 25. Gap Year Market-Based PRSU Award Payouts

Named Executive Officer	Target Market- Based PRSUs (1) (#)	Maximum Payout of Market- Based PRSUs (150% of Target Award Opportunity) (#)	Actual Payout of Market- Based PRSUs (142.06% of Target Award Opportunity) (#)
Martin B. Anstice	31,394	47,091	44,598
Timothy M. Archer	14,489	21,734	20,583
Douglas R. Bettinger	12,074	18,111	17,152
Richard A. Gottscho	12,074	18,111	17,152
Sarah A. O’Dowd	6,278	9,417	8,918

(1)	The number of Market-Based PRSUs awarded is reflected at target. The final number of shares that may have been earned is equal to 0% to 150% of target.

Calendar Year 2016 LTIP Awards

Calendar year 2016 decisions for the 2016/2018 long-term incentive program. On March 1, 2016, the committee made a grant under the 2016/2018 long-term incentive program, of Market-Based PRSUs, stock options and service-based RSUs on the terms set forth in Figure 21 above with a combined value equal to the NEO’s total target award opportunity, as shown in the following table.

Figure 26. 2016/2018 LTIP Awards

Named Executive Officer	Target Award Opportunity ($)	Market- Based PRSUs Award (1) (#)	Stock Options Award (#)	Service- Based RSUs Award (#)
Martin B. Anstice	7,500,000	54,253	65,103	32,552
Timothy M. Archer	4,000,000	28,935	34,722	17,361
Douglas R. Bettinger	2,750,000	19,892	23,871	11,935
Richard A. Gottscho	3,250,000	23,509	28,209	14,105
Sarah A. O’Dowd	1,400,000	10,127	12,150	6,076

(1)	The number of Market-Based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0% to 150% of target.

Employment / Change in Control Arrangements

The Company enters into employment / change in control agreements to help attract and retain our NEOs and believes that these agreements facilitate a smooth transaction and transition planning in connection with change in control events. Because Mr. Anstice’s prior agreement terminated in December 2014 and the committee wanted to align the terms and dates of all executive agreements, effective January 2015, the Company entered into new employment agreements with Messrs. Anstice, Archer and Bettinger and Dr. Gottscho, and a new change in control agreement with Ms. O’Dowd. The employment agreements generally provide for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the applicable agreements. The employment agreements, and also the change in control agreements, generally provide for designated payments in the case of a change in control when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control), as such terms are defined in the applicable agreements.

For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Potential Payments upon Termination or Change in Control” section below.

Other Benefits Not Available to All Employees

Elective Deferred Compensation Plan

The Company maintains an elective deferred compensation plan that allows eligible employees (including all of the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company provides a limited Company contribution to the plan for all eligible employees.

Supplemental Health and Welfare

We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs. Until January 1, 2013, the Company also provided an executive medical, dental, and vision reimbursement program that reimbursed NEOs’ cost of medical, dental, and vision expenses in excess of the regular employee plans through the end of 2012.

We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with generally accepted accounting principles. The most recent valuation was conducted in June 2016 and reflected the following retirement benefit obligation for the NEOs:

Figure 27. NEO Post-Retirement Benefit Obligations

Named Executive Officer	As of June 26, 2016 ($)
Martin B. Anstice	542,000
Timothy M. Archer	598,000
Douglas R. Bettinger (1)	—
Richard A. Gottscho	627,000
Sarah A. O’Dowd	510,000

(1)	Mr. Bettinger was not eligible to participate because he was not an employee of the Company prior to the termination of the program.

IV. TAX AND ACCOUNTING CONSIDERATIONS

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” imposes limitations on the deductibility for federal income tax purposes of compensation in excess of $1 million paid to our chief executive officer, and any of our three other most highly compensated executive officers (other than our chief financial officer) in a single tax year. Generally, compensation in excess of $1 million may only be deducted if it is qualified as “performance-based compensation” within the meaning of the Code.

The committee monitors the application of section 162(m) and the associated Treasury regulations and considers the advisability of qualifying our executive compensation for deductibility of such compensation. The committee’s policy is to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable and where the committee believes it is in the best interests of the Company and the Company’s stockholders.

When we design our executive compensation programs, we take into account whether a particular form of compensation will qualify as “performance-based” for purposes of section 162(m).

To facilitate the deductibility of compensation payments under section 162(m):

•	in fiscal year 2004, we initially adopted the Executive Incentive Plan, or “EIP,” and obtained stockholder approval for the EIP at that time. We most recently received stockholder approval for the EIP at our last annual meeting.
•	in fiscal year 2016, we initially adopted the Lam 2015 Stock Incentive Plan, or “SIP” and obtained stockholder approval for the SIP at our last annual meeting.

The annual program awards to our NEOs are generally administrated under the AIP and intended to qualify for deductibility under section 162(m) to the extent practicable.

Consistent with the EIP or SIP and the regulations under section 162(m), compensation income realized upon the exercise of stock options generally will be deductible because the awards are granted by a committee whose members are outside directors and the other conditions of the 162(m) are satisfied. However, compensation associated with RSUs may not be deductible unless vesting is based on specific performance goals (such as with the Market-Based PRSUs) and the other conditions of the EIP or SIP (as applicable) are satisfied. Therefore, compensation income realized upon the vesting of service-based RSUs or upon the vesting of equity awards not meeting the conditions required by the EIP or SIP are not deductible to the Company to the extent that the 162(m) compensation threshold is exceeded.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.

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Lam Research Corporation 2016 Proxy Statement	27

We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2016, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.

Internal Revenue Code Section 409A

Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to the cash awards under the LTIP, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.

To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exclusion from, or compliance with, section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or “ASC 718,” for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE COMPENSATION COMMITTEE

Youssef A. El-Mansy

Catherine P. Lego (Chair)

Abhijit Y. Talwalkar

Compensation Committee Interlocks and Insider Participation

None of the compensation committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2016 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Executive Compensation Tables

The following tables (Figures 28-33) show compensation information for our named executive officers:

Figure 28. Summary Compensation Table

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Options Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		All Other Compensation ($) (4)	Total ($)
Martin B. Anstice President and Chief Executive Officer	2016	937,789	—		6,175,315	1,224,848	2,207,558	(7)	10,521	10,556,031
	2015	906,646	—		5,849,027	558,635	3,839,904	(8)	10,527	11,164,739
	2014	803,846	—		8,298,569	897,137	4,978,689	(9)	30,977	15,009,218
Timothy M. Archer Executive Vice President and Chief Operating Officer	2016	624,061	—		3,293,501	653,260	1,079,250	(7)	10,689	5,660,761
	2015	604,431	—		3,032,808	289,658	2,114,132	(10)	10,543	6,051,572
	2014	580,769	1,000,000	(5)	3,830,003	414,012	3,034,681	(11)	30,521	8,889,985
Douglas R. Bettinger Executive Vice President and Chief Financial Officer	2016	548,827	—		2,264,175	449,109	771,574	(7)	8,080	4,041,765
	2015	528,692	—		2,166,214	206,870	1,450,547	(12)	8,017	4,360,340
	2014	494,231	—		3,191,636	344,994	1,484,487	(13)	22,961	5,538,309
Richard A. Gottscho Executive Vice President, Global Products	2016	545,296	9,600	(6)	2,675,862	606,262	771,574	(7)	9,082	4,617,676
	2015	528,692	5,867	(6)	2,599,550	312,531	1,482,521	(14)	9,398	4,938,559
	2014	475,000	—		3,191,636	441,128	2,109,623	(15)	23,059	6,240,446
Sarah A. O’Dowd Senior Vice President, Chief Legal Officer and Secretary	2016	434,488	—		1,152,683	261,125	542,959	(7)	7,259	2,398,514
	2015	418,077	—		1,126,410	135,357	956,427	(16)	7,551	2,643,822
	2014	408,077	—		1,659,629	229,365	1,371,075	(17)	26,364	3,694,509

(1)	The amounts shown in this column represent the value of service-based and market-based performace RSU awards, under the LTIP (for fiscal year 2014, this includes the calendar year 2014/2016 LTIP award and the Gap Year Award (a one-time award discussed in further detail in the “Long-Term Incentive Program – Design” section above)), granted in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the RSUs in fiscal year 2016 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016. For additional details regarding the grants see “FY2016 Grants of Plan-Based Awards” table below.

(2)	The amounts shown in this column represent the value of the stock option awards granted, under the LTIP (for fiscal year 2014, this includes the calendar year 2014/2016 LTIP award and the Gap Year Award (a one-time award discussed in further detail in the “Long-Term Incentive Program – Design” section above)), in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumption used to calculate the fair value of stock options in fiscal year 2016 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016. For additional details regarding the grants see “FY2016 Grants of Plan-Based Awards” table below.

(3)	Includes the long-term cash awards, which ceased in calendar year 2015 (as discussed in further detail in the “Long-Term Incentive Program – Design” section above), under the previously designed long-term incentive programs for our performance during the relevant periods.

(4)	Please refer to “FY2016 All Other Compensation Table” which immediately follows this table, for additional information.

(5)	Represents a retention bonus pursuant to the terms of his employment agreement (effective June 4, 2012), or “Archer Employment Agreement,” entered into in connection with the acquisition of Novellus Systems, Inc.

(6)	Represents patent awards.

(7)	Represents the amount earned by and subsequently paid under the calendar year 2015 Annual Incentive Program, or “AIP.”

(8)	Represents $1,708,290 earned by and subsequently paid to Mr. Anstice under the calendar year 2014 Annual Incentive Program, or “AIP,” and $2,131,614 accrued on his behalf for the performance during fiscal year 2015 under the calendar year 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Mr. Anstice has received the amounts accrued under the calendar year 2013/2014 LTIP-Cash.

(9)	Represents $1,155,041 earned by and subsequently paid to Mr. Anstice under the calendar year 2013 AIP, $857,186 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 Long-Term Incentive Program, or “LTIP-Cash,” and $2,966,462 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Mr. Anstice has received the amount accrued under the calendar year 2012/2013 LTIP-Cash and 2013/2014 LTIP-Cash.

(10)	Represents $835,164 earned by and subsequently paid to Mr. Archer under the calendar year 2014 AIP and $1,278,968 accrued on his behalf for the performance during fiscal year 2015 under the calendar year 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Mr. Archer has received the amount accrued under the calendar year 2013/2014 LTIP-Cash.

(11)	Represents $642,528 earned by and subsequently paid to Mr. Archer under the calendar year 2013 AIP, $612,276 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 Long-Term Incentive Program, or “LTIP-Cash,” and $1,779,877 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Mr. Archer has received the amount accrued under the calendar year 2012/2013 LTIP-Cash and 2013/2014 LTIP-Cash.

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Lam Research Corporation 2016 Proxy Statement	29

(12)	Represents $597,902 earned by and subsequently paid to Mr. Bettinger under the calendar year 2014 AIP and $852,645 accrued on his behalf for the performance during fiscal year 2015 under the calendar year 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Mr. Bettinger has received the amount accrued under the calendar year 2013/2014 LTIP-Cash.

(13)	Represents $297,902 earned by and subsequently paid to Mr. Bettinger under the calendar year 2013 AIP, and $1,186,585 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Mr. Bettinger has received the amounts accrued under the calendar year 2013/2014 LTIP-Cash.

(14)	Represents $597,902 earned by and subsequently paid to Dr. Gottscho under the calendar year 2014 AIP and $884,619 accrued on his behalf for the performance during fiscal year 2015 under the calendar year 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Dr. Gottscho has received the amount accrued under the calendar year 2013/2014 LTIP-Cash.

(15)	Represents $486,685 earned by and subsequently paid to Dr. Gottscho under the calendar year 2013 AIP, $391,857 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 Long-Term Incentive Program, or “LTIP-Cash,” and $1,231,082 accrued on his behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Dr. Gottscho has received the amount accrued under the calendar year 2012/2013 LTIP-Cash and 2013/2014 LTIP-Cash.

(16)	Represents $420,113 earned by and subsequently paid to Ms. O’Dowd under the calendar year 2014 AIP and $536,314 accrued on her behalf for the performance during fiscal year 2015 under the calendar year 2013/2014 Long-Term Incentive Program, or “LTIP-Cash.” Ms. O’Dowd has received the amount accrued under the calendar year 2013/2014 LTIP-Cash.

(17)	Represents $318,575 earned by and subsequently paid to Ms. O’Dowd under the calendar year 2013 AIP, $306,138 accrued on her behalf for the performance during fiscal year 2014 under the calendar year 2012/2013 Long-Term Incentive Program, or “LTIP-Cash,” and $746,362 accrued on her behalf for the performance during fiscal year 2014 under the calendar year 2013/2014 LTIP-Cash. Ms. O’Dowd has received the amount accrued under the calendar year 2012/2013 LTIP-Cash and 2013/2014 LTIP-Cash.

Figure 29. FY2016 All Other Compensation Table

All Other Compensation Table for Fiscal Year 2016
	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Paid Long-Term Disability Insurance Premiums (1) ($)	Company Paid Life Insurance Premiums (2) ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Total ($)
Martin B. Anstice	8,038	—	—	2,483	10,521
Timothy M. Archer	8,189	—	—	2,500	10,689
Douglas R. Bettinger	8,080	—	—	—	8,080
Richard A. Gottscho	7,908	1,174	—	—	9,082
Sarah A. O’Dowd	4,572	—	187	2,500	7,259

(1)	Represents the portion of supplemental long-term disability insurance premiums paid by Lam.

(2)	Represents the portion of life insurance premiums paid by Lam in excess of the non-discriminatory life insurance benefits provided to all Company employees.

Figure 30. FY2016 Grants of Plan-Based Awards

Grants of Plan-Based Awards for Fiscal Year 2016
				Estimated Future Payouts Under Non- Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Award Type	Grant Date	Approved Date	Target ($) (1)	Maximum ($) (1)	Target (#) (2)		Maximum (#) (2)		or Units (#)		Options (#)		Awards ($/Sh)	Awards ($) (3)
Martin B. Anstice	Annual Incentive Program	N/A	2/18/16	1,440,000	3,240,000	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	3/1/16	2/18/16			54,253	(4)	81,379	(4)	—		—		—	3,829,177
	Service-Based RSUs	3/1/16	2/18/16			—		—		32,552	(5)	—		—	2,346,138
	Stock Options	3/1/16	2/18/16			—		—		—		65,103	(6)	75.57	1,224,848
Timothy M. Archer	Annual Incentive Program	N/A	2/17/16	700,194	1,575,437	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	3/1/16	2/17/16			28,935	(4)	43,402	(4)	—		—		—	2,042,232
	Service-Based RSUs	3/1/16	2/17/16			—		—		17,361	(5)	—		—	1,251,269
	Stock Options	3/1/16	2/17/16			—		—		—		34,722	(6)	75.57	653,260
Douglas R. Bettinger	Annual Incentive Program	N/A	2/17/16	510,300	1,148,175	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	3/1/16	2/17/16			19,892	(4)	29,838	(4)	—		—		—	1,403,977
	Service-Based RSUs	3/1/16	2/17/16			—		—		11,935	(5)	—		—	860,198
	Stock Options	3/1/16	2/17/16			—		—		—		23,871	(6)	75.57	449,109
Richard A. Gottscho	Annual Incentive Program	N/A	2/17/16	500,580	1,126,305	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	3/1/16	2/17/16			23,509	(4)	35,263	(4)	—		—		—	1,659,265
	Service-Based RSUs	3/1/16	2/17/16			—		—		14,105	(5)	—		—	1,016,597
	Stock Options	3/1/16	2/17/16			—		—		—		28,209	(6)	75.57	606,262
Sarah A. O’Dowd	Annual Incentive Program	N/A	2/17/16	359,100	807,975	—		—		—		—		—	—
	LTIP-Equity
	Market-Based PRSUs	3/1/16	2/17/16			10,127	(4)	15,190	(4)	—		—		—	714,764
	Service-Based RSUs	3/1/16	2/17/16			—		—		6,076	(5)	—		—	437,919
	Stock Options	3/1/16	2/17/16			—		—		—		12,150	(6)	75.57	261,125

(1)	The AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary approved in February 2016, effective as of March 2016. Award payouts range from 0% to 225% of target.

(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the target and maximum number (150% of target) of Market-Based PRSUs that may be paid out to the NEOs on the terms described in “Executive Compensation and Other Information – Compensation Discussion and Analysis” above. Award payouts range from 0% to 150% of target.

(3)	The amounts shown in this column represent the value of service-based and market-based performance RSU and stock option awards granted during fiscal year 2016 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The assumptions used to calculate the fair value of the service-based or market-based performance RSU in fiscal year 2016 are set forth in Note 4 to the Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016.

(4)	The Market-Based PRSUs vest on March 1, 2019, subject to continued employment. The actual conversion of Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period.

(5)	One-third of the RSUs will vest on March 1 of each of 2017, 2018 and 2019, subject to continued employment.

(6)	One-third of the stock options will become exercisable on March 1 of each of 2017, 2018 and 2019, subject to continued employment.

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Lam Research Corporation 2016 Proxy Statement	31

Figure 31. FYE2016 Outstanding Equity Awards

Outstanding Equity Awards at 2016 Fiscal Year-End
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Martin B. Anstice			65,103	(2)	75.57	3/1/23
							32,552	(3)	2,678,379
										54,253	(4)	4,463,937
	8,374	(5)	16,748	(5)	80.60	2/11/22
							22,332	(6)	1,837,477
										41,873	(7)	3,445,310
	12,557	(8)	12,557	(8)	51.76	2/18/21
							16,744	(9)	1,377,696
										62,789	(10)	5,166,279
	18,834	(11)			51.76	2/18/21
Timothy M. Archer			34,722	(2)	75.57	3/1/23
							17,361	(3)	1,428,463
										28,935	(4)	2,380,772
	4,342	(5)	8,684	(5)	80.60	2/11/22
							11,580	(6)	952,802
										21,712	(7)	1,786,463
	11,590	(8)	5,795	(8)	51.76	2/18/21
							7,728	(9)	635,860
										28,979	(10)	2,384,392
	8,691	(11)			51.76	2/18/21
	52,803	(12)			42.61	2/8/20
	40,500	(13)			29.34	12/16/20
Douglas R. Bettinger			23,871	(2)	75.57	3/1/23
							11,935	(3)	982,012
										19,892	(4)	1,636,714
	3,101	(5)	6,202	(5)	80.60	2/11/22
							8,271	(6)	680,538
										15,508	(7)	1,275,998
	4,829	(8)	4,829	(8)	51.76	2/18/21
							6,440	(9)	529,883
										24,149	(10)	1,986,980
	7,242	(11)			51.76	2/18/21
Richard A. Gottscho			28,209	(2)	75.57	3/1/23
							14,105	(3)	1,160,559
										23,509	(4)	1,934,321
	3,722	(5)	7,444	(5)	80.60	2/11/22
							9,926	(6)	816,711
										18,610	(7)	1,531,231
	9,658	(8)	4,829	(8)	51.76	2/18/21
							6,440	(9)	529,883
										24,149	(10)	1,986,980
	7,242	(11)			51.76	2/18/21
	36,522	(12)			42.61	2/8/20

Outstanding Equity Awards at 2016 Fiscal Year-End
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Sarah A. O’Dowd			12,150	(2)	75.57	3/1/23
							6,076	(3)	499,933
										10,127	(4)	833,250
	1,612	(5)	3,224	(5)	80.60	2/11/22
							4,301	(6)	353,886
										8,064	(7)	663,506
	5,022	(8)	2,511	(8)	51.76	2/18/21
							3,349	(9)	275,556
										12,557	(10)	1,033,190
	3,765	(11)			51.76	2/18/21
	22,140	(12)			42.61	2/8/20

(1)	Calculated by multiplying the number of unvested shares by $82.28, the closing price per share of our common stock on June 24, 2016.

(2)	The stock options were granted on March 1, 2016. One-third of the stock options will become exercisable on March 1 of each 2017, 2018 and 2019, subject to continued employment.

(3)	The RSUs were granted on March 1, 2016. One-third of the RSUs will vest on March 1 of each of 2017, 2018 and 2019, subject to continued employment.

(4)	The Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period. The Market-Based PRSUs were granted on March 1, 2016. The Market-Based PRSUs will vest on March 1, 2019, subject to continued employment.

(5)	The stock options were granted on February 11, 2015. As of the 2016 fiscal year end, one-third of the stock options had become exercisable. One-third of the stock options will become exercisable on February 11 of each of 2017 and 2018, subject to continued employment.

(6)	The RSUs were granted on February 11, 2015. As of the 2016 fiscal year end, one-third of the RSUs vested. One-third of the RSUs will vest on February 11 of each of 2017 and 2018, subject to continued employment.

(7)	The Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period. The Market-Based PRSUs were granted on February 11, 2015. The Market-Based PRSUs will vest on February 11, 2018, subject to continued employment.

(8)	Stock options were granted on February 18, 2014. As of the 2016 fiscal year end, two-thirds of the stock options had become exercisable. One-third of the stock options will become exercisable on February 18, 2017, subject to continued employment.

(9)	RSUs were granted on February 18, 2014. As of the 2016 fiscal year-end, two-thirds of the RSUs had vested. One-third of the RSUs will vest on February 18, 2017, subject to continued employment.

(10)	Market-Based PRSUs are shown at their target amount. The actual conversion of the Market-Based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s stock price performance compared to the market price performance of the SOX index over the applicable three-year performance period. The Market-Based PRSUs were granted on February 18, 2014. The Market-Based PRSUs will vest on February 18, 2017, subject to continued employment.

(11)	Stock options were granted as part of the Gap Year Award on February 18, 2014. As of the 2016 fiscal year end, the stock options granted on February 18, 2014 as part of the Gap Year Award had become exercisable.

(12)	Stock options were granted on February 8, 2013. As of the 2016 fiscal year-end, the stock options granted on February 8, 2013 had become exercisable.

(13)	Stock options were granted on December 16, 2010. As of the 2016 fiscal year-end, the stock options granted on December 16, 2010 had become exercisable.

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Lam Research Corporation 2016 Proxy Statement	33

Figure 32. FY2016 Option Exercises and Stock Vested

Option Exercises and Stock Vested for Fiscal Year 2016 (1)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Martin B. Anstice	—	—	97,623	6,576,160
Timothy M. Archer	—	—	45,691	3,075,870
Douglas R. Bettinger	—	—	37,386	2,518,929
Richard A. Gottscho	—	—	38,213	2,572,030
Sarah A. O’Dowd	—	—	19,440	1,309,795

(1)	The table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal year 2016, which ended on June 26, 2016.

Figure 33. FY2016 Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation for Fiscal Year 2016
Name	Executive Contributions in FY 2016 ($) (1)	Registrant Contributions in FY 2016 ($) (2)	Aggregate Earnings in FY 2016 ($) (3)	Aggregate Balance at FYE 2016 ($) (4)
Martin B. Anstice	84,344	2,483	(92,757)	4,612,613
Timothy M. Archer	425,922	2,500	(107,946)	3,963,166
Douglas R. Bettinger	263	—	(113,906)	1,431,125
Richard A. Gottscho	—	—	31,784	1,933,263
Sarah A. O’Dowd	791,006	2,500	(8,947)	6,761,806

(1)	The entire amount of each executive’s contributions in fiscal year 2016 is reported in each respective NEO’s compensation in our fiscal year 2016 “Summary Compensation Table.”

(2)	Represents the amount that Lam credited to the Elective Deferred Compensation Plan, the “EDCP,” which is 3% of Executive Salary Contribution during calendar year 2015, to a maximum benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “All Other Compensation Table For Fiscal Year 2016.”

(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2016.

(4)	The fiscal year-end balance includes $4,618,543 for Mr. Anstice, $3,642,690 for Mr. Archer, $1,544,768 for Mr. Bettinger, $1,901,479 for Dr. Gottscho, and $5,977,247 for Ms. O’Dowd that were previously reported in the “Non-Qualified Deferred Compensation for Fiscal Year 2015” table in our 2015 proxy statement.

Potential Payments upon Termination or Change in Control

The following is a summary of the employment agreements of our named executive officers.

Executive Employment Agreements

Martin B. Anstice. The Company and Mr. Anstice entered into an employment agreement, or the “agreement,” effective January 1, 2015, for a term ending on December 31, 2017, subject to the right of the Company or Mr. Anstice, under certain circumstances, to terminate the agreement prior to such time. This agreement replaced the prior agreement that ended on December 31, 2014.

Under the terms of the agreement, Mr. Anstice receives a base salary, which is reviewed annually and potentially adjusted. It was initially set at the beginning of the term of the agreement at $900,000. Mr. Anstice is also entitled to participate in any short-term or long-term variable compensation programs offered by the Company to its executive officers generally, subject to the applicable terms and conditions of those programs and the approval of the independent members of the board, and to participate in the Company’s Elective Deferred Compensation Plan. Mr. Anstice receives other benefits, such as health insurance, paid time off (as his schedule permits), and benefits under other plans and programs generally applicable to executive officers of the Company.

If an Involuntary Termination (as defined in Mr. Anstice’s agreement) of Mr. Anstice’s employment occurs, other than in connection with a Change in Control (as defined in Mr. Anstice’s agreement), Mr. Anstice will be entitled to: (1) a lump-sum cash payment equal to 18 months of his then-current base salary, plus an amount equal to the average of the last five annual payments made to Mr. Anstice under the short term variable compensation or any predecessor or successor programs (the “Short Term Program,” and such average, the “Five Year Average Amount”), plus an amount equal to the pro-rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short Term program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any long-term, cash-based variable-compensation programs of the Company (the “Long Term Cash Programs”); (3) certain medical benefits; (4) a cash payment equal to a product of (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-Based PRSU/performance-based RSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the closing stock price on the date of termination; and (5) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are not performance based granted to Mr. Anstice at least 12 months prior to the termination date.

If a Change in Control of the Company (as defined in Mr. Anstice’s agreement) occurs during the period of Mr. Anstice’s employment, and if there is an Involuntary Termination of Mr. Anstice’s employment either in contemplation of or within the 18 months following the Change in Control, Mr. Anstice will be entitled to: a lump-sum cash payment equal to 24 months of Mr. Anstice’s then-current base salary, plus an amount equal to two times the Five Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked during the calendar year during which the termination occurs) of the Five Year Average Amount; certain medical benefits; conversion of any Market-Based PRSUs/performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination equal to the sum of: (x) a pro rata portion (based on time of service as of the date of termination) of the unvested Market-Based PRSU/performance-based RSU awards granted to Mr. Anstice as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time of service and (y) the remainder of the pro-rata portion of unvested Market-Based PRSU/performance-based RSU awards at target; vesting, as of the date of termination, of the unvested stock option or RSU awards that are not performance-based granted to Mr. Anstice prior to the Change in Control; and payment of any amounts accrued as of the Change in Control under any then existing Long Term Cash Programs, plus an amount equal to the remaining target amount under any then existing Long Term Cash Programs.

If Mr. Anstice’s employment is terminated due to disability or in the event of his death, Mr. Anstice (or his estate) will be entitled to: (1) the pro rata amount he would have earned under the Short Term Program for the calendar year in which his employment is terminated had his employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short Term Program and the number of full months elapsed prior to the termination date; (2) payment of any amounts accrued as of the date of termination under any then existing Long Term Cash Programs; (3) certain medical benefits; (4) vesting, as of the date of termination, of 50% of the unvested stock option, and RSU awards, which are not performance based, granted to Mr. Anstice prior to the date of termination (or a pro rata amount, based on period of service, if greater than 50%); and (5) vesting, as of the date of termination, of 50% of the Market-Based PRSU/performance-based RSU awards (or a pro rata amount, based on period of service, if greater than 50%) as adjusted for the Company’s performance during the service period (in either case) granted to Mr. Anstice prior to the date of termination.

If Mr. Anstice voluntarily resigns, he will be entitled to no additional benefits (except as he may be eligible for under the Company’s Retiree Health Plans); stock options, RSUs and Market-Based PRSUs/performance-based RSUs will cease to vest on the termination date; and stock options will be cancelled unless they are exercised within 90 days after the termination date. All RSUs and Market-Based PRSUs/performance-based RSUs will be cancelled on the termination date.

Mr. Anstice’s agreement also subjects Mr. Anstice to customary confidentiality and non-competition obligations during the term of the agreement, the application of the Company’s compensation recovery or clawback policy to any compensation, and non-solicitation obligations for a period of six months following the termination of his employment. The agreement also requires Mr. Anstice to execute a release in favor of the Company to receive the payments described above.

Timothy M. Archer. The Company and Mr. Archer entered into an employment agreement, or the “agreement,” effective January 1, 2015, for a term ending on December 31, 2017, subject to the right of the Company or Mr. Archer, under certain circumstances, to terminate the agreement prior to such time. The agreement replaced the employment agreement between the parties that was effective on June 4, 2012 and amended on January 30, 2014. The terms of Mr. Archer’s agreement are substantively similar to those of Mr. Anstice’s agreement, except that Mr. Archer’s initial base salary at the beginning of the term of the agreement was set at $600,000.

The severance terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that (1)

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Lam Research Corporation 2016 Proxy Statement	35

Mr. Archer will receive 12-months base salary instead of 18 months in the event of his Involuntary Termination; and (2) instead of a payment of the Five Year Average Amount, he will receive a payment of 50% of the Five Year Average Amount. The Change in Control terms of Mr. Archer’s agreement are generally similar to those of Mr. Anstice’s agreement, provided that Mr. Archer will receive 18-months base salary instead of 24 months in the event of his Involuntary Termination.

Douglas R. Bettinger. The Company and Mr. Bettinger entered into an employment agreement, or the “agreement,” with a term commencing on January 1, 2015 and ending on December 31, 2017, subject to the right of the Company or Mr. Bettinger, under certain circumstances, to terminate the agreement prior to such time. The agreement replaced the employment agreement between the parties that was effective on March 11, 2013 and amended on January 30, 2014. The terms of Mr. Bettinger’s agreement are substantively similar to those of Mr. Archer’s agreement, with the following material difference: Mr. Bettinger’s initial base salary at the beginning of the term of the agreement was set at $525,000.

The severance terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement, provided that in computing the Five Year Average Amount any partial year short-term plan payments in any year shall be annualized, and if employed for less than five years, then computed based on such fewer number of years. The Change in Control terms of Mr. Bettinger’s agreement are generally similar to those of Mr. Archer’s agreement.

Richard A. Gottscho. The Company and Dr. Gottscho entered into an employment agreement, or the “agreement,” effective January 1, 2015, for a term ending on December 31, 2017, subject to the right of the Company or Dr. Gottscho, under certain circumstances, to terminate the agreement prior to such time. The agreement replaced the employment agreement between the parties that was effective on July 18, 2012 and amended on January 30, 2014. The terms of Dr. Gottscho’s agreement are substantively similar to those of Mr. Archer’s agreement with the following material difference: under Dr. Gottscho’s agreement, his initial base salary at the beginning of the term of the agreement was set at $525,000. The severance and Change in Control terms of Dr. Gottscho’s agreement are also generally similar to those of Mr. Archer’s agreement.

Other Executive Agreements

The Company entered into a change in control agreement with Ms. O’Dowd effective January 1, 2015, or the “agreement,” for a term ending on December 31, 2017, subject to the right of the Company or Ms. O’Dowd, under certain circumstances, to terminate the agreement prior to such time. The agreement replaced a change in control agreement between the parties that was effective on July 18, 2012 and amended on January 30, 2014. The agreement provides that if a change in control (as defined in Ms. O’Dowd’s agreement) of the Company occurs during the period of her employment under the agreement, and there is an Involuntary Termination (as defined in her agreement) of her employment, Ms. O’Dowd will be entitled to payments and benefits substantively similar to those contained in the change in control provisions of Mr. Archer’s agreement.

The change in control agreements contain confidentiality, non-competition, and non-solicitation terms that are substantively similar to those of Mr. Anstice’s, Mr. Archer’s, Mr. Bettinger’s and Dr. Gottscho’s agreements, and require Ms. O’Dowd to execute a release in favor of the Company to receive the payments described in the previous paragraph.

Equity Plans

In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (i) a merger or consolidation in which the Company is not the surviving entity, (ii) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (iii) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the board and/or the terms of the applicable transaction documents.

Potential Payments to Named Executive Officers upon Termination or Change in Control

The tables below summarize the potential payments to our NEOs, assuming a change in control of the Company as of the end of fiscal year 2016. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2016, June 26, 2016. The closing price per share of our common stock on June 24, 2016, which was the last trading day of fiscal year 2016, was $82.28. The short-term incentive program pro-rata amounts are calculated by multiplying the applicable pro-rata percentage by the target. Actual performance will not be known until the end of calendar year 2016. Our board has determined that, if consummated, the KLA-Tencor merger will be considered a change in control under our employment and change in control agreements (discussed above for our NEOs).

Figures 34 – 38.

Potential Payments to NEOs upon Termination or Change in Control as of FYE2016

Potential Payments to Mr. Anstice upon Termination or Change in Control as of June 26, 2016
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	1,440,000	1,920,000
Short-term Incentive (5-year average)	—	—	—	1,272,731	2,545,462
Short-term Incentive (pro rata)	—	600,480	—	600,480	530,729
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	353,201	—	132,436	848,217
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	2,257,791	—	765,478	5,893,552
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	10,001,015	—	8,221,339	15,037,967
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	21,447	—	21,447	21,447
Total	—	13,233,934	—	12,453,911	26,797,374

Potential Payments to Mr. Archer upon Termination or Change in Control as of June 26, 2016
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—		—	636,540	954,810
Short-term Incentive (5-year average)	—		—	400,156	1,200,469
Short-term Incentive (pro rata)	—	291,981	—	291,981	333,730
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	179,094	—	61,386	424,437
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	1,164,385	—	370,754	3,017,125
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	4,877,944	—	3,930,520	7,458,941
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	32,170	—	32,170	32,170
Total	—	6,545,574	—	5,723,507	13,421,682

Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 26, 2016
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—		—	567,000	850,500
Short-term Incentive (5-year average)	—		—	284,908	873,652
Short-term Incentive (pro rata)	—	212,795	—	212,795	242,875
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	131,819	—	50,864	317,975
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	837,768	—	290,051	2,192,433
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	3,780,898	—	3,127,940	5,654,060
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	24,212	—	24,212	24,212
Total	—	4,987,492	—	4,557,770	10,155,707

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Lam Research Corporation 2016 Proxy Statement	37

Potential Payments to Dr. Gottscho upon Termination or Change in Control as of June 26, 2016
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	556,200	834,300
Short-term Incentive (5-year average)	—	—	—	255,053	765,158
Short-term Incentive (pro rata)	—	208,742	—	208,742	212,714
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	146,895	—	51,211	349,169
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	961,085	—	312,746	2,507,154
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	4,061,115	—	3,288,638	6,208,681
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	627,000	627,000	627,000	627,000	627,000
Total	627,000	6,004,837	627,000	5,299,590	11,504,176

Potential Payments to Ms. O’Dowd upon Termination or Change in Control as of June 26, 2016
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control ($)
Compensation
Severance	—	—	—	—	673,313
Short-term Incentive (5-year average)	—	—	—	—	560,139
Short-term Incentive (pro rata)	—	—	—	—	155,719
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	—	—	—	163,579
Service-Based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	1,129,375
Performance-Based Restricted Stock Units (Unvested and Accelerated)	—	—	—	—	2,922,160
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	510,000	510,000	510,000	510,000	510,000
Total	510,000	510,000	510,000	510,000	6,114,285

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 26, 2016, regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1999 Employee Stock Purchase Plan, the 2007 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2015 Stock Incentive Plan, each as amended and as may be amended.

Figure 39. FYE2016 Securities Authorized for Issuance under Equity Compensation Plans

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,056,815	(2)	61.16	21,256,281	(3)
Equity compensation plans not approved by security holders	2,080,872	(4)	23.15	—
Total	5,137,687		47.41	21,256,281

(1)	Does not include RSUs.

(2)	Includes 884,874 shares issuable upon RSU vesting or stock option exercises under the Company’s 2007 Stock Incentive Plan, as amended, or the “2007 Plan,” and 2,171,941 shares issuable upon RSU vesting or stock option exercises under the Company’s 2015 Stock Incentive Plan, as amended, or the “2015 Plan.” The 2007 Plan was adopted by the board in August 2006, approved by Lam’s stockholders in November 2006, and amended by the board in November 2006 and May 2013 and was retired in November 2015 when Lam’s stockholders approved the Company’s 2015 Plan. The term of the 2007 Plan and 2015 Plan was 10 years from the last date of any approval, amendment, or restatement of the plan by the Company’s stockholders. The 2015 Plan reserves for issuance up to 18,000,000 shares of the Company’s common stock.

(3)	Includes 14,758,224 shares available for future issuance under the 2015 Plan and 6,498,057 shares available for future issuance under the 1999 Employee Stock Purchase Plan, as amended, or the “1999 ESPP.” The 1999 ESPP was adopted by the board in September 1998, approved by Lam’s stockholders in November 1998, amended by stockholder approval in November 2003, and most recently amended by the board in November 2012. The term of the 1999 ESPP is 20 years from its effective date of September 30, 1998, unless otherwise terminated or extended in accordance with its terms.

(4)	Includes 2,080,872 shares issuable upon RSU vesting or stock option exercises under the Company’s 2011 Stock Incentive Plan, as amended, or the “2011 Plan.” As part of the acquisition of Novellus Systems Inc., Lam assumed the Novellus Systems, Inc. 2011 Stock Incentive Plan. The 2011 Plan was approved by Novellus shareholders before the merger but has not been approved by a separate vote of Lam stockholders. The 2011 Plan was amended by the board in July 2012. The term of the 2011 Plan was 10 years from its effective date of May 10, 2011, unless otherwise terminated or extended in accordance with its terms, and was retired in November 2015 when the 2015 Plan was approved by stockholders.

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Lam Research Corporation 2016 Proxy Statement	39

Audit Matters

Audit Committee Report

The Company’s management, audit committee and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP, or “EY,” has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The audit committee is responsible for monitoring and overseeing these processes.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 26, 2016, the audit committee took the following actions:

•	Reviewed and discussed the audited financial statements with Company management.
•	Discussed with EY the matters required to be discussed by applicable auditing standards of the Public Company Accounting Oversight Board, or the “PCAOB.”
•	Reviewed the written disclosures and the letter from EY, required by Rule 3526 of the PCAOB, “Communication with Audit Committees Concerning Independence,” and discussed with EY its independence.
•	Based on the foregoing reviews and discussions, recommended to the board of directors that the audited financial statements be included in the Company’s 2016 Annual Report on Form 10-K for the fiscal year ended June 26, 2016 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE AUDIT COMMITTEE

Eric K. Brandt (Chair)

Michael R. Cannon

Christine A. Heckart

Relationship with Independent Registered Public Accounting Firm

EY has audited the Company’s consolidated financial statements since the Company’s inception.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain EY include: (i) EY’s global capabilities to handle the breadth and complexity of the Company’s global operations; (ii) EY’s technical expertise and knowledge of the Company’s industry and global operations; (iii) the quality and candor of EY’s communications with the audit committee and management; (iv) EY’s independence; (v) the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism; (vi) the appropriateness of EY’s fees; and (vii) EY’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure EY’s continued independence in the face of such tenure.

Figure 40. Independent Registered Public Accounting Firm Evaluation and Selection Highlights

Independence Controls
Audit Committee Oversight – Oversight includes regular private sessions with EY, discussions with EY about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage EY, and direct involvement by the audit committee and its chair in the selection of a new lead assurance engagement partner and new global coordinating partner in connection with the mandated rotation of these positions.
Limits on Non-Audit Services – The audit committee preapproves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
EY’s Internal Independence Process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.
Strong Regulatory Framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.
Benefits of Longer Tenure
Enhanced Audit Quality – EY’s significant institutional knowledge and deep expertise of the Company’s semiconductor equipment industry and global business, accounting policies, and practices and internal control over financial reporting enhances audit quality.
Competitive Fees – Because of EY’s familiarity with the Company and the industry, audit and other fees are competitive with peer independent registered public accounting firms.
Avoid Costs Associated with New Auditor – Bringing on a new independent registered public accounting firm would be costly and require a significant time commitment, which could lead to management distractions.

Fees Billed by EY

The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2016 and 2015.

Figure 41. FY2016/2015 EY Fees Billed

	Fiscal Year 2016 ($)	Fiscal Year 2015 ($)
Audit Fees (1)	4,697,837	4,736,008
Audit-Related Fees (2)	373,721	—
Tax Fees (3)	265,527	82,634
All Other Fees	—	—
TOTAL	5,337,085	4,818,642

(1)	Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.

(2)	Audit-Related Fees represent fees for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. These fees include due diligence and accounting consultations in connection with our proposed acquisition of KLA-Tencor Corporation.

(3)	Tax Fees represent fees for professional services for tax planning, tax compliance and review services related to foreign tax compliance and assistance with tax audits and appeals.

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Lam Research Corporation 2016 Proxy Statement	41

The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2016 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2016.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the audit committee to approve, in accordance with sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services, to be provided to us by our independent registered public accounting firm, provided that the audit committee shall not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions

No family relationships exist as of the date of this proxy statement or existed during fiscal year 2016 among any of our directors and executive officers. There was only one related party transaction that occurred during fiscal year 2016. The son of Stephen G. Newberry, the chairman of our board of directors, Ryan Newberry, is employed by the Company as a manager of security. In fiscal year 2016, the aggregate compensation paid to Ryan Newberry, including salary, incentive compensation, the grant date value of long-term incentive awards and the value of any other health and benefits contributed to or paid for by the Company, was less than $150,000. The aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions.

Voting Proposals

Proposal No. 1: Election of Existing Directors

This first proposal relates to the election to our board of directors of nine nominees who are directors of the Company as of the date of this proxy statement. The second proposal relates to the election to our board of directors of two members of KLA-Tencor’s board of directors, whose nomination and election is subject to and contingent upon the acquisition of KLA-Tencor being consummated prior to this year’s annual meeting of stockholders. See “Proposal No. 2. Election of Additional Directors” for additional information. In general, the nine nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the board, even if he or she is among the top nine nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the Proxy Holders (as defined in “Voting and Meeting Information – Information Concerning Solicitation and Voting – Voting Instructions” below) will vote the proxies received by them for the nine nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than nine nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, and unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the present board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The below nominees for election or reelection have been nominated for election to the board of directors in accordance with the criteria and procedures discussed above in “Governance Matters - Corporate Governance.”

Appointment of New Director. As part of the board’s self-evaluation process, the board identified the desirability of having additional representation by former executives of the Company’s major customers and from executives of global businesses, especially ones headquartered in countries where the Company conducts significant business. The board believed that the existing board members would be able to identify qualified candidates without the involvement of a recruiting firm. Lih Shyng (Rick L.) Tsai, Ph.D. was identified as a candidate by Mr. Anstice because he met these criteria. Dr. Tsai was initially identified as a potential candidate because of his leadership positions at Taiwan Semiconductor Manufacturing Company Limited (TSMC), including as director, president and CEO, his knowledge of the semiconductor equipment business, the Company’s experience in working with him, and his excellent reputation in the semiconductor industry. See “2016 Nominees for Director” below for additional information regarding Dr. Tsai’s qualifications. Over the course of a year, Dr. Tsai met with our chairman, lead independent director (LID)/ nominating and governance committee chair and our CEO, as well as representatives of the Company’s executive team. Following those meetings the nominating and governance committee recommended Dr. Tsai to the independent directors as a nominee for election to the board. The board discussed and approved this recommendation.

Board Size. The nine directors to be elected in this proposal is fewer than the 10 members of the board as of the date of mailing. As previously disclosed in a current report on Form 8-K, Dr. Saraswat is resigning from the board effective as of the close of business on November 7, 2016 just before the 2016 annual meeting, at which time the size of the board will be reduced to nine (or 11, if the acquisition of KLA-Tencor is consummated prior to this year’s annual meeting).

Information Regarding Each Nominee. In addition to the biographical information concerning each board nominee’s specific experience, attributes, positions and qualifications and age as of September 13, 2016, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the board of directors and performed his or her duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have an appropriate diversity and interplay of viewpoints, skills, backgrounds and experiences that will encourage a robust decision-making process for the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NINE DIRECTOR NOMINEES SET FORTH BELOW.

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Lam Research Corporation 2016 Proxy Statement	43

2016 Nominees for Director

Martin B. Anstice Director since 2012 Age 49

Martin B. Anstice has served as the Company’s President and Chief Executive Officer since January 2012. Mr. Anstice joined the Company in April 2001 as Senior Director, Operations Controller; was promoted to the position of Managing Director and Corporate Controller in May 2002; and was promoted to Group Vice President and Chief Financial Officer in June 2004. He was appointed Executive Vice President and Chief Operating Officer in September 2008 and President in December 2010. Prior to joining the Company, Mr. Anstice held various finance positions from 1988 to 1999 at Raychem Corporation, a global materials science company. Subsequent to the acquisition of Raychem by Tyco International, a global provider of engineered electronic components, network solutions and wireless systems, he assumed responsibilities supporting mergers and acquisition activities of Tyco Electronics. Mr. Anstice is an Associate member of the Institute of Chartered Management Accountants in the United Kingdom.

The board has concluded that Mr. Anstice is qualified to serve as a director of the Company because of his knowledge of and experience in the semiconductor equipment industry including as current President, Chief Executive Officer and a director of the Company, past President and Chief Operating Officer, and past Chief Financial Officer of the Company; his international business experience; and his strong leadership and experience as a corporate executive.

Eric K. Brandt Director since 2010 Age 54 Board Committees: • Audit ° Chair since 2014 ° Member: 2010-2014 Public company directorships in last five years: • Yahoo! Inc. • Dentsply Sirona Inc.

Eric K. Brandt is the former Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a position he held from March 2007 until its merger with Avago Technologies Limited in February 2016. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors of Yahoo!, Inc., a digital information discovery company, since March 2016, where he has been a chair of the audit and finance committee; MC10, Inc., a privately-held medical device internet of things (IoT) company, since March 2016, where he has been chair of the compensation committee; and Dentsply Sirona Inc. (formerly Dentsply International, Inc.), a manufacturer and distributor of dental product solutions, since 2004, where he has been a member of the audit and finance committee and of the committee responsible for compensation.

He previously served on the board of directors of Vertex Pharmaceuticals, Inc., a pharmaceutical company, where he was chair of the audit committee, from 2002 to 2009; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt received a B.S. degree in chemical engineering from the Massachusetts Institute of Technology and an M.B.A. degree from the Harvard Graduate School of Business.

The board has concluded that Mr. Brandt is qualified to serve as a director of the Company because of his financial expertise including as a former chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry; his mergers and acquisitions experience; and his board/governance experience on other public company boards, including as an audit committee member and chair.

Michael R. Cannon

Director since 2011

Age 63

Board Committees:

•  Audit

°     Member since 2011

•  Compensation

°     Member: 2011-2013

•  Nominating and Governance

°     Member since 2011

Public company directorships in last five years:

•  Seagate Technology Public Limited

•  Dialog Semiconductor

•   Adobe Systems Inc. (former)

•  Elster Group SE (former)

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of Seagate Technology Public Limited, a disk drive and storage solutions company, since February 2011, where he has been a chair of the nominations and governance committee and a member of the audit committee and was a member of the finance committee; and Dialog Semiconductor, a mixed signal integrated circuits company, since February 2013, where he has been a chair of the remuneration committee and a member of the nomination committee.

Mr. Cannon previously served on the board of directors of Adobe Systems Inc., a diversified software company, from December 2003 to April 2016, where he had been a member of the audit committee and chair of the compensation committee; Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

He studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

The board has concluded that Mr. Cannon is qualified to serve as a director of the Company because of his extensive board and governance experience as a director on other public company boards, including on an audit committee, compensation or remuneration committees and nominations and governance committees; his experience in leadership roles at a public corporation that is a customer of our customers; his 20 years of international business experience; his experience with marketing, mergers and acquisitions and related transactions; and his industry knowledge.

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Lam Research Corporation 2016 Proxy Statement	45

Youssef A. El-Mansy Director since 2012 Age 71 Board Committees: • Compensation ° Member since 2012 Public company directorships in last five years: • Novellus Systems, Inc. (former)

Youssef A. El-Mansy is the retired Vice President, Director of Logic Technology Development, at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for managing technology development, the processor design center for Intel’s Technology and Manufacturing Group and two wafer manufacturing facilities. Dr. El-Mansy joined Intel in 1979 and led microprocessor technology development at Intel for 20 years.

Dr. El-Mansy previously served on the board of directors of Novellus Systems, Inc., from April 2004 until the company was acquired by Lam Research in June 2012; and Zygo Corporation, an optical system designer and manufacturer, from July 2004 to June 2009.

Dr. El-Mansy is a Fellow of the Institute of Electrical and Electronics Engineers, or “IEEE,” and has been awarded the 2004 IEEE Frederik Philips Award for leadership in developing state-of-the-art logic technologies and the 2013 IEEE Robert Noyce Medal for establishing a highly effective Research-Development-Manufacturing methodology that led to industry leadership in logic technology.

Dr. El-Mansy holds B.S. and M.S. degrees in electronics and communications from Alexandria University in Egypt and a Ph.D. degree in electronics from Carleton University in Ottawa, Canada.

The board has concluded that Dr. El-Mansy is qualified to serve as a director of the Company because of his more than 30 years of industry knowledge and experience as an executive focused on the manufacturing of technological devices and components for a major semiconductor manufacturer; his understanding of the Company’s technologies; and his past board/governance experience at other public companies as a director and member and chair of a compensation committee.

Christine A. Heckart Director since 2011 Age 50 Board Committees: • Audit ° Member since 2015 • Compensation ° Member: 2011 – 2015

Christine A. Heckart has served as the Chief Marketing Officer of Brocade Communications Systems, Inc., a networking solution company, since March 2014. Immediately prior to joining Brocade, she was the Executive Vice President, Strategy, Marketing, People and Systems since May 2013 and the Chief Marketing Officer from July 2012 until May 2013 at ServiceSource International Inc., a service revenue management company. From February 2010 to May 2012, she was the Chief Marketing Officer at NetApp, Inc., a data storage and management solutions provider. Ms. Heckart served as General Manager for the TV, video and music business of Microsoft Corporation, a developer of software, services, and hardware, from 2005 to 2010; and led global marketing at Juniper Networks, Inc., a provider of network infrastructure solutions, from 2002 to 2005. She was President at TeleChoice, Inc., a consulting firm specializing in business and marketing strategies, from 1995 to 2002.

Ms. Heckart has served as a member of the board of directors of 6Sense, a privately-held business-to-business predictive intelligence engine company, since November 2015.

Ms. Heckart holds a B.A. degree in economics from the University of Colorado at Boulder.

The board has concluded that Ms. Heckart is qualified to serve as a director of the Company because of her experience in leadership roles at public corporations; her knowledge of the electronics industry, including networks and big data; and her strong marketing background and experience.

Catherine P. Lego

Director since 2006

Age 59

Board Committees:

•  Audit

°    Chair: 2009 – 2014

°    Member: 2006 – 2015

•  Compensation

°    Chair since 2015

•  Nominating and Governance

°    Member since 2014

Public company directorships in last five years:

•  Fairchild Semiconductor International Inc.

•  IPG Photonics Corporation

•  SanDisk Corporation (former)

Catherine P. Lego is the founder of Lego Ventures LLC, a consulting services firm for early stage electronics companies, formed in 1992. From December 1999 to December 2009, she was the General Partner of The Photonics Fund, LLP, an early stage venture capital investment firm focused on investing in components, modules and systems companies for the fiber optics telecommunications market, which she founded. Ms. Lego was a general partner at Oak Investment Partners, a venture capital firm, from 1981 to 1992. Prior to Oak Investment Partners, she practiced as a Certified Public Accountant with Coopers & Lybrand, an accounting firm.

Ms. Lego has served as a member of the board of directors of IPG Photonics Corporation, a high-power fiber laser and amplifier company for diverse applications, since July 2016, where she is a member of the audit and compensation committees; and Fairchild Semiconductor International Inc., a fabricator of power management devices, since August 2013, where she is a member of the compensation committee and nominating and governance committee.

She previously served on the board of directors of the following public companies: SanDisk Corporation, a global developer of flash memory storage solutions from 1989 to 2016, where she was the chair of the audit committee; ETEC Corporation, a producer of electron beam lithography tools, from 1991 through 1997; Uniphase Corporation (presently JDS Uniphase Corporation), a designer and manufacturer of components and modules for the fiber optic based telecommunications industry and laser-based semiconductor defect examination and analysis equipment, from 1994 until 1999, when it merged with JDS Fitel; Zitel Corporation, an information technology company, from 1995 to 2000; WJ Communications, Inc., a broadband communications company, from October 2004 to May 2008; and Micro Linear Corporation, a fabless analog semiconductor company. Ms. Lego also served as a member of the board of directors of other technology companies that are privately-held.

She received a B.A. degree in economics and biology from Williams College and an M.S. degree in accounting from the New York University Leonard N. Stern School of Business.

The board has concluded that Ms. Lego is qualified to serve as a director of the Company because of her experience on our board; her substantial accounting and finance expertise; her knowledge of the electronics and semiconductor industries and the perspective of companies that are customers of our customers; her experience with mergers and acquisitions; and her board and governance experience on other boards, including her service as a former chairman of an audit committee and current member of a compensation committee and nominating and governance committee.

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Lam Research Corporation 2016 Proxy Statement	47

Stephen G. Newberry

Chairman of the Board

Director since 2005

Age 62

Public company director- ships in last five years:

• Splunk Inc.

• Nanometrics Incorporated (former)

• Amkor Technology, Inc. (former)

Stephen G. Newberry has served as the Chairman of the Company’s board since November 2012. He served as the Company’s Vice Chairman from December 2010 to November 2012, Chief Executive Officer from June 2005 to January 2012 and President from July 1998 to December 2010. Mr. Newberry joined the Company in August 1997 as Executive Vice President, a role in which he served until July 1998, and Chief Operating Officer, a role in which he served until June 2005. Prior to joining the Company, Mr. Newberry held various executive positions at Applied Materials, Inc. during his 17-year tenure there, including as Group Vice President of Global Operations and Planning.

Mr. Newberry has also served as a member of the board of directors of Splunk Inc., a software platform company for real-time operational intelligence, since January 2013, where he chairs the compensation committee.

Mr. Newberry previously served on the board of directors of Nanometrics Incorporated, a provider of process control metrology and inspection systems from May 2011 to May 2015, where he served as a chair of the compensation committee and member of the nominating and governance committee; Amkor Technology, Inc., a provider of outsourced semiconductor packaging assembly and test services, from March 2009 to May 2011, where he served as a member of the compensation committee; Nextest Systems Corporation, a developer of automated test equipment systems for the semiconductor industry, from 2000 to 2008, where he served as a member of the audit, compensation and nominating and corporate governance committees; and Semiconductor Equipment and Materials International, or “SEMI,” a global semiconductor equipment trade association, from July 2004 to July 2014.

Mr. Newberry received a B.S. degree in ocean engineering from the U.S. Naval Academy and graduated from the Program for Management Development at the Harvard Graduate School of Business.

The board has concluded that Mr. Newberry is qualified to serve as a director of the Company because of his 30 years’ experience in the semiconductor equipment industry; his comprehensive understanding of the Company and its products, markets, and strategies gained through his role as an executive of our Company, including as our former Chief Executive Officer; his marketing experience; his previous role, including as a director, at SEMI, our industry’s leading trade association; his public company board and governance experience, including on the audit committee, compensation committees and nominating and governance committees of other companies; and his strong business and operations leadership and expertise.

Abhijit Y. Talwalkar

Lead Independent Director

Director since 2011

Age 52

Board Committees:

•  Compensation

°    Chair: 2012 – 2015

°    Member since 2015

•   Nominating and Governance

°     Chair since 2015

°    Member: 2015-2015

Public company directorships in last five years:

•  LSI Corporation (former)

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, the largest semiconductor manufacturer in the industry. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar has served as a member of the board of directors of iRhythm Technologies Inc., a privately-held digital health care solutions company focused on the advancement of cardiac care, since May 2016 where he is the chairman of the board; and Virtual Power Systems, Inc., a privately-held software company focused on providing infrastructure to manage data center power, since February 2016.

He previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association, a semiconductor industry trade association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

He has a B.S. degree in electrical engineering from Oregon State University.

The board has concluded that Mr. Talwalkar is qualified to serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his business and operations leadership roles at other semiconductor companies that include a customer of ours; and his mergers and acquisitions and marketing experience.

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Lam Research Corporation 2016 Proxy Statement	49

Lih Shyng (Rick L.) Tsai

Director since 2016

Age 65

Public company director- ships in last five years:

•  NXP Semiconductors N.V.

•  Chunghwa Telecom Co, Ltd.

•  Taiwan Semiconductor Manufacturing Company, Limited (former)

Rick L. Tsai has served as the Chief Executive Officer of Chunghwa Telecom Co., Ltd., a Taiwanese integrated telecom service provider, since January 2014. From August 2011 to January 2014, Dr. Tsai concurrently served as Chief Executive Officer of TSMC Solar Ltd., a provider of high-performance solar modules, and TSMC Solid State Lighting Ltd. (SSL), a company providing lighting solutions that combine its parent’s expertise in semiconductor manufacturing and rigorous quality control with its own integrated capabilities spanning epi-wafers, chips, emitter packaging and extensive value-added modules and light engines, both of which are wholly-owned subsidiaries of Taiwan Semiconductor Manufacturing Company, Limited (TSMC). Prior to these positions, Dr. Tsai was TSMC’s President of New Businesses from June 2009 to July 2011 and President and CEO of TSMC from July 2005 to June 2009. Dr. Tsai held other key executive positions, such as COO, EVP of Worldwide Sales and Marketing, and EVP of Operations since joining TSMC in 1989. Dr. Tsai served as President of TSMC’s affiliate, Vanguard International Semiconductor, from 1999 to 2000. Prior to joining TSMC, Dr. Tsai held various technical positions at Hewlett Packard, an international information technology company, from 1981 to 1989.

Dr. Tsai has served as a member of the board of directors of NXP Semiconductors N.V., a company focused on secure connectivity solutions for embedded applications, since July 2014; Chunghwa Telecom since January 2014, where he has served as chairman; and USI Corporation, a privately-held polyethylene manufacturer, since June 2014.

He previously served on the board of directors of TSMC from 2003 to 2013; TSMC Solar and TSMC SSL from August 2011 to January 2014, where he served as their chairman; and Taiwan Semiconductor Industry Association (TSIA) from June 2009 to March 2013, where he served as chairman.

Dr. Tsai received a B.S. degree in physics from the National Taiwan University in Taipei, Taiwan and a Ph.D. degree in material science and engineering from Cornell University.

The board has concluded that Dr. Tsai is qualified to serve as a director of the Company because of his substantial operational and leadership experience in global businesses, particularly in the semiconductor industry, including his service as president and CEO as well as a director of TSMC and as chairman and CEO of Chunghwa Telecom; his knowledge of the semiconductor equipment business; his experience in international operations in the semiconductor industry; and his board/governance experience with other semiconductor companies such as NXP Semiconductor.

Proposal No. 2: Election of Additional Directors

In addition to the nine nominees standing for election in proposal number one, two nominees from KLA-Tencor’s board of directors are also standing for election in proposal number two, subject to and contingent upon the acquisition of KLA-Tencor being consummated prior to this year’s annual meeting of stockholders. This means that the proposal to elect the two additional nominees is effective only if the acquisition is consummated before the annual meeting and the proposal is withdrawn if the acquisition is not consummated before the annual meeting.

In general, the two nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the board, even if he or she is among the top two nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the Proxy Holders (as defined in “Voting and Meeting Information – Information Concerning Solicitation and Voting – Voting Instructions” below) will vote the proxies received by them for the two nominees named below. The proxies cannot be voted for more than two nominees in proposal number two, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, and unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the present board of directors to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The below nominees have been nominated for election to the board of directors in accordance with the criteria and procedures discussed above in “Governance Matters – Corporate Governance.” Their biographical information (including their specific experiences, and positions), attributes, qualifications and ages as of September 13, 2016 are set forth below.

Appointment of KLA-Tencor Directors. As part of the acquisition of KLA-Tencor, the Company agreed in its Agreement and Plan of Merger and Reorganization dated as October 20, 2015, to appoint two members of KLA-Tencor’s board of directors to serve as members of our board of directors beginning with the closing of the merger and continuing until our next annual stockholders meeting. The nominating and governance committee recommended that the Company pursue conversations with three members of the KLA-Tencor board, each of whom met with our chairman, the members of the nominating and governance committee and our CEO. Following these meetings, the nominating and governance committee recommended that Messrs. Dickson and Moore should be invited to join the Lam board, and the board approved this recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO DIRECTOR NOMINEES SET FORTH BELOW.

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Lam Research Corporation 2016 Proxy Statement	51

2016 Nominees for Director

John T. Dickson

Director Upon Consummation

of KLA-Tencor Acquisition

Age 70

Public company director-

ships in last five years:

•   KLA-Tencor Corporation

•   QLogic Corporation

•   Avago Technologies Limited (former)

•   Freescale Semiconductor, Ltd. (former)

John T. Dickson is the retired Executive Vice President and head of operations of Alcatel-Lucent, a global telecommunications corporation, from May 2010 to January 2012, who also served as a member of Alcatel-Lucent’s Management Committee. From August 2000 until October 2005, he was the President and Chief Executive Officer of Agere Systems, Inc., a leading semiconductor and software solution company for storage, mobility and networking markets. Prior to joining Agere, Mr. Dickson held a number of senior positions at Lucent from 1996 to 2000, which included Executive Vice President of Lucent’s Microelectronics and Communications Technologies Group; Vice President of AT&T Corporation’s integrated circuit business unit, from 1993 to 1996; and Chief Executive Officer of SHOgraphics, Inc., a developer of three-dimensional graphics systems, from 1991 to 1993. He also held senior roles with ICL, Plc, a computer hardware, software and service company, in the United Kingdom from 1983 to 1990 and Texas Instruments, Inc. in Europe from 1969 to 1983.

Mr. Dickson has served as a member of the board of directors of KLA-Tencor Corporation, a leading provider of process control and yield management solutions, since 2007 (which service will cease upon the completion of the KLA-Tencor acquisition by Lam Research), where he has been a member of the audit and the nominating and governance committees and had been a member of the compensation committee; and QLogic Corporation since 2014, where he has been the lead independent director and a member of the compensation and the audit committees.

Mr. Dickson previously served as a member of the board of directors of Avago Technologies Limited, a leading designer, developer and global supplier of analog and digital semiconductor connectivity solutions, from January 2012 to May 2015; Freescale Semiconductor, Ltd., a global leader in the design and manufacture of embedded semiconductors, from May 2012 until July 2013; National Semiconductor Company, a semiconductor manufacturing company specializing in analog devices and subsystems, from April 2006 to September 2010; Mettler-Toledo International Inc., a leading global manufacturer of laboratory and manufacturing precision instruments and services, from March 2000 to April 2009; Agere Systems, Inc. from March 2001 until October 2005; and the Semiconductor Industry Association. He also served as a member of the board of directors of a number of other semiconductor and technology joint ventures and companies privately held.

Mr. Dickson has a B.Eng. in electronic engineering and a postgraduate diploma in business studies from the University of Sheffield, United Kingdom.

The board has concluded that Mr. Dickson is qualified to serve as a director of the Company because of his substantial experience as an executive and director for a number of significant semiconductor companies, including his service as CEO of Agere Systems, Inc., a leading semiconductor and software solutions company; his executive experience with large global companies such as Alcatel-Lucent, Lucent and AT&T; his long tenure on the KLA-Tencor board of directors and his service on all three of its standing committees, including his most recent service on its audit committee.

Gary B. Moore Director Upon Consummation of KLA-Tencor Acquisition Age 67 Public company director- ships in last five years: • KLA-Tencor Corporation • Finjan Holdings Inc.

Gary B. Moore is the retired President and Chief Operating Officer of Cisco Systems, Inc., a leading global provider of networking and other communications and information technology related products and services, a position he had held from October 2012 to July 2015. Mr. Moore first joined Cisco in October 2001 as Senior Vice President, Advanced Services, and, in August 2007, he also assumed responsibility as co-lead of Cisco Services. From May 2010 to February 2011, he served as Executive Vice President, Cisco Services, and he was Cisco’s Executive Vice President and Chief Operating Officer from February 2011 until October 2012. Immediately before joining Cisco, Mr. Moore served for approximately two years as Chief Executive Officer of Netigy Corporation, a network consulting company. Prior to that, he was employed for 26 years by Electronic Data Systems (“EDS”), an information technology equipment and services company, where he held a number of senior executive positions, including as the President and Chief Executive Officer of joint venture Hitachi Data Systems from 1989 to 1992.

Mr. Moore has served as a member of the board of directors of KLA-Tencor Corporation, a leading provider of process control and yield management solutions, since 2014 (which service will cease upon the completion of the KLA-Tencor acquisition by Lam Research), where he has been a member of the compensation committee; Finjan Holdings, Inc., a cybersecurity company, since November 2015; and vArmour, a leading data center and cloud security company that is privately held, since November 2015.

He previously served as a member of the board of directors of other infrastructure and cloud computing companies that are privately held.

He studied computer operations and programming at the U.S. Armed Forces Institute and programming at the Electronic Computer Programming Institute.

The board has concluded that Mr. Moore is qualified to serve as a director of the Company because of his substantial experience as a former senior executive with Cisco, including his role as Cisco’s President and Chief Operating Officer; his experience in international operations in the technology industry; his experience with global services businesses; and his most recent service on the compensation committee of KLA-Tencor.

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Lam Research Corporation 2016 Proxy Statement	53

Proposal No. 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers, or “Say on Pay”

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the “Dodd-Frank Act,” enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our board of directors, our compensation committee and, as appropriate, our board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2015 Say on Pay results and our response, we encourage you to read the section of this proxy statement entitled “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our named executive officers, as disclosed in accordance with SEC rules (including section 14A of the Exchange Act) in the “Compensation Discussion and Analysis” section, the compensation tables and any related narrative disclosure included in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve the compensation of our named executive officers will be at the 2017 annual meeting.

Stockholder approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal No. 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm for Fiscal Year 2017

Stockholders are being asked to ratify the appointment of Ernst & Young LLP, or “EY,” as the Company’s independent registered public accounting firm for fiscal year 2017. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the board submits its selection to our stockholders for ratification. If the stockholders should not ratify the appointment of EY, the audit committee will contemplate whether to reconsider the appointment. EY has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of EY, unless the stockholder provides other instructions.

Our audit committee meets periodically with EY to review both audit and non-audit services performed by EY, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by EY, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters – Audit Committee Report” and “Audit Matters – Relationship with Independent Registered Public Accounting Firm” above.

A representative of EY is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

Stockholder approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

Other Voting Matters

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the board of directors may recommend or, if the board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment.

It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

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Lam Research Corporation 2016 Proxy Statement	55

Voting and Meeting Information

Information Concerning Solicitation and Voting

Our board of directors solicits your proxy for the 2016 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2016 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.

Record Date

Only stockholders of record at the close of business on September 13, 2016, the “Record Date,” are entitled to receive notice of and to vote at the annual meeting.

Shares Outstanding

As of the Record Date, 161,264,422 shares of common stock were outstanding.

Quorum

Stockholders who hold shares representing a majority of our shares of common stock outstanding on the Record Date must be present in person or represented by proxy to constitute a quorum. A quorum is required to transact business at the annual meeting.

Inspector of Elections

The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast by proxy or at the annual meeting.

Effect of Abstentions and Broker Non-Votes

Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will not be counted with respect to the election of directors but will have the effect of “no” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.

Voting by Proxy

Stockholders may vote by internet, telephone, or mail, per the instructions on the accompanying proxy card.

Voting at the Meeting

Stockholders can vote in person during the meeting. Stockholders of record will be on a list held by the inspector of elections. Each beneficial owner (an owner who is not the record holder of their shares) must obtain a proxy from the beneficial owner’s brokerage firm, bank, or the stockholder of record holding such shares for the beneficial owner, and present it to the inspector of elections with a ballot. Voting in person by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.

Changing Your Vote

Stockholders of record may change their votes by revoking their proxies at any time before the polls close by (i) submitting a later-dated proxy by the internet, telephone or mail, or (ii) submitting a vote in person at the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.

Voting Instructions

If a stockholder completes and submits proxy voting instructions, the people named on the proxy card as proxy holders, the “Proxy Holders,” will follow the stockholder’s instructions. If a stockholder submits proxy voting instructions but does not include voting instructions for each item, the Proxy Holders will vote as the board recommends on each item for which the stockholder did not include an instruction. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Voting Results

We will announce preliminary results at the annual meeting. We will report final voting results at http://investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.

Availability of Proxy Materials

Beginning on September 29, 2016, this proxy statement and the accompanying proxy card and 2016 Annual Report to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.

We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at http://investor.lamresearch.com and at www.proxyvote.com. We will furnish, without charge, a printed copy of these materials and our 2016 Annual Report (including exhibits) on request by phone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).

A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 29, 2016 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Proxy Solicitation Costs

The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. In addition, we have retained D.F. King & Co., Inc. to assist in obtaining proxies by mail, facsimile or email from brokers, bank nominees and other institutions for the annual meeting. The estimated cost of such services is $12,000 plus out-of-pocket expenses. D.F. King & Co, Inc. may be contacted at 48 Wall Street, New York, 10005. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Other Meeting Information

Annual Meeting Admission

All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting. Admission of stockholders will begin at 9:00 a.m. Pacific Standard Time on November 9, 2016. Any stockholders interested in attending the annual meeting should be prepared to present government-issued photo identification, such as a valid driver’s license or passport, and verification of ownership of Company common stock or proxy status as of the Record Date for admittance. For stockholders of record as of the Record Date, proof of ownership as of the Record Date will be verified prior to admittance into the annual meeting. For stockholders who were not stockholders as of the Record Date but hold shares through a bank, broker or other nominee holder, proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, will be verified prior to admittance into the annual meeting. For proxy holders, proof of valid proxy status will also be verified prior to admittance into the annual meeting. Stockholders and proxy holders will be admitted to the annual meeting if they comply with these procedures. Information on how to obtain directions to attend the annual meeting and vote in person is available on our website at http://investor.lamresearch.com.

Voting on Proposals

Pursuant to Proposals No. 1 and 2, board members will be elected at the annual meeting to fill nine, or eleven if the acquisition of KLA-Tencor is consummated prior to this year’s annual meeting of stockholders, seats on the board to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are eleven nominees in total for the eleven board seats, a nominee will be elected only if he or she receives an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, his or her previously submitted resignation will be promptly considered by the board. Each stockholder may cast one vote (“for” or “withhold”), per share held, for each of the eleven nominees. Stockholders may not cumulate votes in the election of directors.

Each share is entitled to one vote on Proposals No. 3 and 4. Votes may be cast “for,” “against” or “abstain” on those Proposals.

If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the board; “FOR” approval, on an advisory basis, of the compensation of our named executive officers; and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2017.

If you choose to vote in person, you will have an opportunity to do so at the annual meeting. You may either bring your proxy

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Lam Research Corporation 2016 Proxy Statement	57

card to the annual meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date. As noted above, if you are a beneficial owner (an owner who is not the record holder of their shares), you will need to obtain a proxy from your brokerage firm, bank, or the stockholder of record holding shares on your behalf.

Voting by 401(k) Plan Participants

Participants in Lam’s Savings Plus Plan, Lam Research 401(k), or the “401(k) Plan,” who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date will receive this proxy statement, so that each participant may vote, by proxy, his or her interest in Lam’s common stock as held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives.

Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at http://investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by phone.

Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by phone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by phone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.

Stockholder-Initiated Proposals and Nominations for 2017 Annual Meeting

Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2017 annual meeting (in accordance with SEC Rule 14a-8) and for consideration at the 2017 annual meeting. The Company must receive a stockholder proposal no later than June 1, 2017 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.

Proposals and nominations under Company bylaws. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the annual meeting by following certain requirements set forth in our bylaws. The current applicable provisions of our bylaws are described below. Proposals will not be eligible for inclusion in the Company’s proxy statement for the 2017 annual meeting unless they are submitted in compliance with then applicable SEC rules; however, they will be presented for discussion at the annual meeting if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied. Under current SEC rules, stockholder nominations for directors are not eligible for inclusion in the Company’s proxy materials.

Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be discussed at the annual meeting. Assuming that the 2017 annual meeting takes place at roughly the same date next year as the 2016 annual meeting (and subject to any change in our bylaws – which would be publicly disclosed by the Company – and to any provisions of then-applicable SEC rules), the principal requirements for the 2017 annual meeting would be as follows:

For proposals and for nominations:

•	A stockholder of record, or “Stockholder,” must submit the proposal or nomination in writing; it must be received by the secretary of the Company no earlier than July 16, 2017, and no later than August 15, 2017;
•	For each Stockholder and beneficial owner of Company common stock, or “Beneficial Owner,” if any, on behalf of whom the proposal or nomination is being made the Stockholder’s notice to the secretary of a proposal or nomination must state:

°	the name and record address of the Stockholder and the Beneficial Owner;
°	the class, series and number of shares of capital stock of the Company that are owned, directly or indirectly, beneficially and of record by the Stockholder and the Beneficial Owner and any affiliates of such parties;
°	the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by the Stockholder and the Beneficial Owner and any affiliates of such parties;

°	a description of any options, warrants, convertible securities, stock appreciation rights or similar rights (“Derivative Instruments”) held by the Stockholder, the Beneficial Owner, or any affiliates of such parties with respect to the Company’s stock, and any other direct or indirect opportunities to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;
°	whether and the extent to which any other transaction agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of the Company, has been made by or on behalf of the Stockholder, the Beneficial Owner or any affiliates of such parties, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such Stockholder, Beneficial Owner or any affiliates of such parties, or to increase or decrease the voting power or pecuniary or economic interest of such Stockholder, Beneficial Owner or any affiliates of such parties, with respect to stock of the Company;
°	a description of any proxies, contracts, or other voting arrangements pursuant to which the Stockholder or the Beneficial Owner has a right to vote, directly or indirectly, the Company’s stock;
°	a description of any rights to dividends separated or separable from the underlying shares of the Company to which the Stockholder or the Beneficial Owner are entitled;
°	any performance-related fees (other than an asset-based fee) that the Stockholder or the Beneficial Owner is directly or indirectly entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting)
°	a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual or special meeting to bring before the meeting such business or to nominate the persons named in the notice;
°	any other information relating to the Stockholder or the Beneficial Owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to section 14 of the Exchange Act, and the rules and regulations pursuant thereto; and
°	a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all the shares of capital stock of the Company required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Company reasonably believe by the Stockholder or Beneficial Owner, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the record stockholder.

Additionally, for proposals, the notice must set forth a brief description of such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the Beneficial Owner, if any, on whose behalf the proposal is made.

Additionally, for nominations, the notice must:

•	set forth, as to each person whom the Stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act;
•	set forth the reasons for conducting such nomination at the meeting and any material interest in such nomination of such Stockholder and the Beneficial Owner, if any, on whose behalf the nomination is made (including any anticipated benefit from the nomination of directors to such Stockholder and the Beneficial Owner or any affiliates of such persons);
•	set forth, as to each person whom the Stockholder proposes to nominate for election or reelection as a director, the following information:

°	the class, series and number of shares of capital stock of the Company that are owned, directly or indirectly, beneficially and of record by such person or any affiliates of such person;
°	the name of each nominee holder of shares of all stock of the Company owned beneficially but not of record by such person and any affiliates of such person;
°	a description of any Derivative Instruments directly or indirectly owned beneficially by such person or any affiliates of such person, and any other direct or indirect opportunities to share in any profit derived from any increase or decrease in the value of shares of the Company;
°

whether and the extent to which any other transaction agreement, arrangement or understanding, including any short position or any borrowing or lending of shares of stock of the Company, has been made by or on behalf of

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Lam Research Corporation 2016 Proxy Statement	59

such person or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person or any affiliates of such person, with respect to stock of the Company;

°	a description of (i) all agreements, arrangements, or understandings (whether written or oral) between such Stockholder or any affiliates of such party, and any proposed nominee or any affiliates of such proposed nominee and (ii) all agreements, arrangements, or understandings (whether written or oral) between such Stockholder or any affiliates of such party, and any other party or parties (including their names) pursuant to which the nomination(s) are being made by such party, or otherwise relating to the Company or their ownership of capital stock of the Company; and
°	a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring before the meeting such business or to nominate the persons named in the notice;

•	be accompanied by a written representation and agreement that such proposed nominee:

°	is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question,
°	has disclosed, and will disclose, to the Company any agreement, arrangement or understanding that such proposed nominee has with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company,
°	in such person’s individual capacity, would be in compliance with, if elected as a director of the Company, and will comply with and, upon election, execute any requisite documentation pertaining to all applicable publicly disclosed confidentiality, corporate governance, conflict of interest, Regulation FD, code of ethics, and stock ownership and trading policies and guidelines of the Company, such documentation to include a confidentiality agreement between the Company and such proposed nominee, and

°	consents to being named in any proxy statement of the Company, or other filings required to be made by the Company in connection with the solicitation of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and to serve as a director if elected;

•	be accompanied by a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable conditional resignation effective upon such person’s failure to receive the required vote for reelection or to be renominated by the board at the next meeting at which such person would face reelection and upon acceptance of such resignation by the board, in accordance with our corporate governance guidelines.

For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

By Order of the Board of Directors,

Sarah A. O’Dowd

Secretary

Fremont, California

Dated: September 29, 2016

LamR RESEARCH
LAM RESEARCH CORPORATION
ATTN: INVESTOR RELATIONS
4650 CUSHING PARKWAY
FREMONT, CA 94538
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E13675-P82493-Z68577 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
LAM RESEARCH CORPORATION
The Board of Directors recommends you vote FOR all eleven of the nominees listed in proposals 1 and 2:
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees:
01) Martin B. Anstice
02) Eric K. Brandt
03) Michael R. Cannon
04) Youssef A. El-Mansy
05) Christine A. Heckart
06) Catherine P. Lego
07) Stephen G. Newberry
08) Abhijit Y. Talwalkar
09) Rick L. Tsai
2. Election of Additional Directors, Subject to and Contingent upon the Acquisition of KLA-Tencor Corporation being Consummated Prior to the 2016 Annual Meeting of Stockholders
Nominees:
10) John T. Dickson
11) Gary B. Moore
The Board of Directors recommends you vote FOR proposals 3 and 4. For Against Abstain
3. Advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay.”
4. Ratification of the appointment of the independent registered public accounting firm for fiscal year 2017.
NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable.
For address change/comments, mark here.
(see reverse for instructions)
Please indicate if you plan to attend this meeting.
Yes No
Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized officer must sign. For a partnership, an authorized person must sign.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.
E13676-P82493-Z68577
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON NOVEMBER 9, 2016
The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the “Company”), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 29, 2016, and the 2016 Annual Report to Stockholders; (b) appoints Martin B. Anstice and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 9, 2016 at 9:30 a.m., Pacific Standard Time, in the Building CA1 Auditorium at the principal executive offices of the Company located at 4650 Cushing Parkway, Fremont, California 94538, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.
This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all eleven of the director nominees listed in proposals 1 and 2, FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or “Say on Pay” and FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2017, and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.
Address change/comments:
(If you noted any address change/comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
V.1.1